--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                                      among

                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.,



          The Lenders and Other Financial Institutions Parties Hereto,



                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                                BANK OF MONTREAL,
                              as Syndication Agent


                                       and


                              FLEET NATIONAL BANK,
                             as Documentation Agent



                            Dated as of May 30, 2000


--------------------------------------------------------------------------------



                       CHASE SECURITIES INC., as Arranger

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


  SECTION 1.      DEFINITIONS..................................................1
      1.1         Defined Terms................................................1
      1.2         Other Definitional Provisions...............................23

  SECTION 2.      AMOUNT AND TERMS OF CREDIT..................................24
      2.1         Term Loans..................................................24
      2.2         Revolving Credit Commitments................................24
      2.3         Swingline Commitment........................................24
      2.4         Evidence of Debt............................................25
      2.5         Procedure for Borrowings....................................26
      2.6         Fees........................................................27
      2.7         Reductions and Terminations of Commitments..................27
      2.8         Repayment of Loans..........................................28
      2.9         Optional Prepayments........................................28
      2.10        Mandatory Prepayments.......................................28
      2.11        Conversion and Continuation Options.........................29
      2.12        Minimum Eurodollar Amount; Maximum Number of Tranches.......30
      2.13        Interest Rates and Payment Dates............................30
      2.14        Computation of Interest and Fees............................30
      2.15        Inability to Determine Interest Rate........................31
      2.16        Pro Rata Treatment and Payments.............................31
      2.17        Illegality..................................................33
      2.18        Requirements of Law.........................................33
      2.19        Taxes.......................................................34
      2.20        Funding Indemnity...........................................36
      2.21        Filing of Certificates; Change of Lending Office............37
      2.22        Extension of Revolving Credit Termination Date..............37

  SECTION 3.      REPRESENTATIONS AND WARRANTIES..............................39
      3.1         Financial Position..........................................39
      3.2         No Change...................................................39
      3.3         Organization, Power and Status of the Borrower;
                    Compliance with Law; Partners and Partner Parents.........39
      3.4         Authorization; Enforceable Obligations......................39
      3.5         Subsidiaries; Business......................................40
      3.6         No Legal Bar or Burdensome Restrictions.....................40
      3.7         Governmental Approvals and Other Consents and Approvals.....41
      3.8         No Material Litigation......................................41
      3.9         No Default..................................................41
      3.10        Ownership of Property; Liens................................42

      3.11        Taxes.......................................................42
      3.12        Federal Regulations.........................................42
      3.13        ERISA.......................................................42
      3.14        Sufficiency and Delivery of Primary Agreements..............43
      3.15        Disclosure..................................................43
      3.16        Investment Company Act; Holding Company Act.................43
      3.17        Purpose of Loans............................................44
      3.18        Environmental Matters.......................................44
      3.19        Insurance...................................................44
      3.20        No Labor Disputes...........................................45

  SECTION 4.      CONDITIONS PRECEDENT........................................45
      4.1         Conditions to Term Loans....................................45
      4.2         Conditions to Each Loan.....................................47

  SECTION 5.      AFFIRMATIVE COVENANTS.......................................47
      5.1         Financial Statements; Certificates; Projections.............48
      5.2         Other Documents, Information and Notices....................48
      5.3         Payment of Obligations......................................49
      5.4         Conduct of Business and Maintenance of Existence............49
      5.5         Performance and Enforcement of Agreements...................50
      5.6         Working Capital Facilities..................................50
      5.7         Governmental Approvals......................................50
      5.8         Operation and Maintenance of the Pipeline...................50
      5.9         Ownership of Property.......................................50
      5.10        [Intentionally Omitted].....................................50
      5.11        Impositions.................................................50
      5.12        Insurance...................................................51
      5.13        Books and Records; Inspection of Property; Discussions......51

  SECTION 6.      NEGATIVE COVENANTS..........................................51
      6.1         Limitation on Indebtedness..................................51
      6.2         Limitation on Liens.........................................53
      6.3         Limitation on Distributions.................................54
      6.4         Limitation on Fundamental Changes...........................55
      6.5         Limitation on Termination, Modification, Supplement or
                    Waiver of Primary Agreements; Limitation of Tariffs.......55
      6.6         Abandonment.................................................55
      6.7         Limitation on Investments, Loans and Advances...............56
      6.8         Limitation on Asset Sales...................................56
      6.9         Transactions with Affiliates................................56
      6.10        Limitation on Permitted Businesses..........................56
      6.11        Limitation on Sale-Leaseback Transactions...................56
      6.12        Limitation on Subsidiaries..................................57
      6.13        Ratio of Indebtedness to Total Capitalization...............57
      6.14        Affiliate Subordinated Indebtedness.........................57

      6.15        Use of Proceeds.............................................57

  SECTION 7.      EVENTS OF DEFAULT...........................................57


  SECTION 8.      NON-RECOURSE................................................60


  SECTION 9.      THE ADMINISTRATIVE AGENT....................................60
      9.1         Appointment.................................................60
      9.2         Delegation of Duties........................................61
      9.3         Exculpatory Provisions......................................61
      9.4         Reliance by Administrative Agent............................61
      9.5         Notice of Default...........................................62
      9.6         Non-Reliance on Administrative Agent and Other Lenders......62
      9.7         Indemnification.............................................62
      9.8         Administrative Agent in Its Individual Capacity.............63
      9.9         Successor Administrative Agent..............................63

  SECTION 10.     MISCELLANEOUS...............................................64
      10.1        Amendments and Waivers......................................64
      10.2        Notices.....................................................64
      10.3        No Waiver; Cumulative Remedies..............................65
      10.4        Survival of Representations and Warranties..................65
      10.5        Payment of Expenses and Taxes...............................65
      10.6        Successors and Assigns; Participations; Purchasing Lenders..66
      10.7        Adjustments; Set-off........................................69
      10.8        Counterparts................................................70
      10.9        Severability................................................70
      10.10       Integration.................................................70
      10.11       Confidentiality Undertaking.................................70
      10.12       GOVERNING LAW...............................................71
      10.13       Submission To Jurisdiction; Waivers.........................71
      10.14       Acknowledgements............................................71
      10.15       WAIVERS OF JURY TRIAL.......................................72

SCHEDULES

Schedule 1        Partners and Partner Parents
Schedule 2        Lenders and Commitments
Schedule 3        Subordinated Debt Provisions
Schedule 4        Litigation
Schedule 5        Outstanding Indebtedness and Guarantee Obligations
Schedule 6        Shippers
Schedule 7        Existing Investments

EXHIBITS

Exhibit A-1       Form of Term Note
Exhibit A-2       Form of Revolving Credit Note
Exhibit B         Form of Borrowing Certificate
Exhibit C         Form of Commitment and Loan Transfer Supplement
Exhibit D         Form of Opinion of Shearman & Sterling
Exhibit E         Form of Extension Request
Exhibit F         Form of Continuation Notice

              CREDIT AGREEMENT, dated as of May 30, 2000, among Iroquois Gas Transmission System, L.P., a Delaware limited partnership (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), The Chase Manhattan Bank, as administrative agent for the Lenders hereunder (in such capacity, together with its successors in such capacity, the "Administrative Agent"), Bank of Montreal, as syndication agent for the Lenders hereunder (in such capacity, the "Syndication Agent") and Fleet National Bank, as documentation agent for the Lenders hereunder (in such capacity, the "Documentation Agent").

              The Borrower was formed to plan, design, construct, own and operate the Pipeline (as hereinafter defined) for the transmission of natural gas from a point of interconnection with facilities of TransCanada PipeLines Limited near Iroquois, Ontario, Canada, across eastern New York, western Connecticut and under Long Island Sound to a point of interconnection with facilities of the New York Facilities System near South Commack, Long Island, New York. The Borrower has completed the planning, design and construction of the Pipeline and now owns and, through a wholly-owned Subsidiary, commercially operates the Pipeline. As of the date hereof, the Borrower has 33 Shippers under long-term firm service transportation contracts and the Pipeline's capacity, currently 987 MDth/d, is fully subscribed.

              Pursuant to a loan agreement, dated as of May 30, 1991 (as amended to the date hereof, the "Existing Loan Agreement"), among the Borrower and the financial institutions party thereto, such financial institutions made loans to the Borrower to finance a portion of the construction costs of the Pipeline.

              The Borrower has requested the Lenders to extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $200,000,000, and (b) Revolving Credit Loans at any time and from time to time prior to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not in excess of $10,000,000.

              The proceeds of the Term Loans will be used by the Borrower to repay in full the aggregate principal amount of loans outstanding under the Existing Loan Agreement and thereafter for general corporate purposes. Proceeds of Revolving Credit Loans may be used by the Borrower for general corporate purposes.

              In consideration of the premises, and of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

              1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

              "ABR" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such date plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the

         Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

              "ABR Loan" means Loans as to which the applicable rate of interest is based upon ABR.

              "Additional Senior Indebtedness" means Indebtedness of the Borrower for borrowed money incurred after the Closing Date and ranking pari passu in right of payment with all other Senior Debt.

              "Affiliate" of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 10% or more of the equity interest in the Person specified or 10% or more of any class of voting securities of the Person specified. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

              "Affiliate Subordinated Debt" means unsecured Indebtedness of the Borrower held by any Affiliate of the Borrower, any Partner or an Affiliate of any Partner and subordinated to the Senior Debt on the basis set forth in Schedule 3 hereto.

              "Administrative Agent" has the meaning set forth in the first paragraph of this Agreement.

              "Agreement" means this Credit Agreement, as amended, supplemented, restated or otherwise modified and in effect from time to time.

              "Applicable Margin" means, for any day (except as set forth in the proviso below), with respect to (a) any Eurodollar Loan or ABR Loan which is a Term Loan, the applicable percentage set forth below under the caption "Eurodollar Loan" or "ABR Loan" below the caption "Term Loan," (b) any Eurodollar Loan or ABR Loan which is a Swingline Loan or a Revolving Credit Loan, the applicable percentage set forth below under the caption "Eurodollar Loan" or "ABR Loan" below the caption "Swingline Loans and Revolving Credit Loans" and (c) any Facility Fee, the applicable percentage set forth below the caption "Facility Fee," in each case based upon the rating of the Securities then in effect:

                                                              Swingline Loans and
Public Debt Rating                  Term Loans               Revolving Credit Loans        Facility
S&P/Moody's             Eurodollar Loans   ABR Loans     Eurodollar Loans    ABR Loans     Fee
------------------      ----------------   ---------     ----------------    ---------     --------
Level I
-------
BBB+ by S&P

or Baa1 by Moody's
or higher                    0.750%          0.00%            0.55%           0.0.0%         0.20%

Level II
--------
Less than level I but
at least BBB by S&P
or Baa2 by Moody's           0.875%          0.00%            0.625%          0.00%          0.25%

Level III
---------
Less than level II but
at least BBB- by S&P
or Baa3 by Moody's           1.000%          0.00%            0.65%           0.00%          0.35%

Level IV
--------
Less than level III          1.375%          0.375%           0.875%          0.375%         0.50%;

         provided that with respect to Eurodollar Loans which are Term Loans,
         (1) from and after the third anniversary of the Closing Date, the Applicable Margin for such Loans shall be increased by 0.25% in each of the Levels above and (2) from and after the sixth anniversary of the Closing Date, the Applicable Margin for such Loans shall be increased by an additional 0.25% in each of the Levels above. In the event the public debt of the Borrower receives a split rating from S&P and Moody's, the applicable level shall be (1) the level with the higher of such ratings in the event such ratings are one level apart, (2) the level immediately below the level with the higher of such ratings in the event such ratings are two or three levels apart and (3) the second level immediately below the level with the higher of such ratings in the event such ratings are four levels apart. If at any time no rating is available from S&P and Moody's or any other nationally recognized statistical rating organization designated by the Borrower and approved in writing by the Majority Lenders, the Applicable Margin for each Interest Period or each other period commencing during the thirty days following such ratings becoming unavailable shall be the Applicable Margin in effect immediately prior to such ratings becoming unavailable. Thereafter the rating to be used for purposes of this Agreement until ratings from S&P and Moody's become available shall be as agreed between the Borrower and the Administrative Agent, and the Borrower and Administrative Agent shall use good faith efforts to reach such agreement within such thirty day period; provided, however, that if no such agreement is reached within such thirty day period the Applicable Margin thereafter, until such agreement shall have been reached, shall be (A) if any such rating shall have become unavailable as a result of S&P or Moody's ceasing its business as a rating agency, the Applicable Margin in effect immediately prior to such cessation or
         (B) otherwise, the Applicable Margin as set forth under Level IV above.

              "Asset Sale" means any sale, transfer, sale-leaseback transaction or other disposition (excluding a merger or consolidation which is in compliance with the covenant set forth in subsection 6.4) in one transaction or a series of related transactions by the Borrower to any Person of (i) all or any of the Capital Stock of any Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Borrower or any of its Subsidiaries or (iii) any other property and assets of the Borrower outside the ordinary course of business of the Borrower that is not governed by the provisions hereof applicable to mergers, consolidations and sales of assets of the Borrower; provided that "Asset Sale" shall not include
         (a) sales or other dispositions of inventory, receivables and other current assets or (b) Distributions permitted to be made under the covenant set forth in Subsection 6.3 or (c) sales or other dispositions of assets which constitute (i) redundant, obsolete or worn-out property, tools or equipment no longer used or useful in the Borrower's business and any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms and (ii) dispositions contemplated by the Primary Agreements or replacement or successor agreements.

              "Authorized Representative" means, with respect to any Person, the person or persons authorized to act on behalf of such Person by its board of directors or management committee or any other governing body of such Person.

              "Available Revolving Credit Commitment" means an amount equal to the excess, if any, of the Total Revolving Commitment over the aggregate principal amount of all Revolving Credit Loans and Swingline Loans then outstanding.

              "Base CD Rate" means the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate.

              "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

              "Borrower" means Iroquois Gas Transmission System, L.P.

              "Borrowing Certificate" means a notice of borrowing and certificate of the Borrower substantially in the form of Exhibit B hereto.

              "Borrowing Date" means the Business Day specified by the Borrower in a Borrowing certificate furnished pursuant to subsection 2.4 as a day on which the Lenders are requested to make Loans hereunder.

              "Business Day" means, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

              "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, outstanding on the Closing Date or issued thereafter, including, without limitation, all partnership interests, common stock and preferred stock.

              "Capitalized Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under RAP, and, for purposes herein, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

              "Catastrophic Loss" means an Event of Loss with respect to the Pipeline for which the total Loss Proceeds payable in respect of the lost or damaged Property are greater than $100,000,000.

              "C/D Assessment Rate" means for any day as applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation or any successor thereto (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4(a) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States.

              "C/D Reserve Percentage" means for any day as applied to any ABR Loan, the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board, for determining the reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity that is 30 days or more.

              "Chase" means The Chase Manhattan Bank, a New York banking corporation, and any successor thereto by merger, consolidation or otherwise.

              "Closing Date" means the date on which the Lenders make the initial Loans under this Agreement.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              "Commitment" means, as to any Lender, the collective reference to the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

              "Commitment Percentage" means, as to any Lender, the percentage set forth under the column heading "Commitment Percentage" on Schedule 2, as the same may be changed from time to time pursuant to Section 10.6(c).

              "Commitment Transfer Supplement" has the meaning set forth in subsection 10.6(c).

              "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

              "Consolidated Net Tangible Assets" means, with respect to any Person, as of any date, (a) all amounts that would be shown as assets on a consolidated balance sheet of such Person prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

              "Continuation Notice" has the meaning set forth in subsection 2.22(a).

              "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

              "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, the counterparty to which has capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A2." by Moody's and "A" by S&P (or such similar equivalent rating) or higher.

              "Debt Service Coverage Ratio" means, for any period, the ratio of
         (a) Operating Cash Flow for such period to (b) Mandatory Debt Service for such period.

              "Default" means any event or circumstance which with notice or lapse of time or both would become an Event of Default.

              "Default Rate" means for any day, the ABR for such day plus 2%.

              "Defaulting Lender" means a Lender with respect to which a Lender Default is in effect.

              "Distribution" means all partnership distributions of the Borrower (in cash, property of the Borrower or obligations) or other payments or distributions on account of, or the purchase, redemption, retirement or other acquisition by the Borrower of, any portion of any partnership interest in the Borrower, and any payments on Affiliate Subordinated Debt.

              "Documentation Agent" has the meaning set forth in the first paragraph of this Agreement.

              "Dollars" and "$" means dollars in lawful currency of the United States of America.

              "Environmental Law" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other requirements having the force of law of any Governmental Authority relating to the protection of the environment or natural resources, or to emissions, discharges, Releases or threatened Releases of Hazardous Materials into the environment, including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as now or may hereafter be in effect.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "Eurodollar Loans" means Loans as to which the applicable rate of interest is based upon the Eurodollar Rate.

              "Eurodollar Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Screen as of 11:00 A.M., London time, two Working Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Rate" for the purposes hereof shall instead be the per annum equal to the average (rounded upward, if necessary, to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

              "Eurodollar Tranche" has the meaning set forth in subsection 2.12.

              "Event of Default" means any of the events specified in Section 7; provided that any requirement for the giving of notice, the lapse of time, or both, and/or any other applicable condition set forth in
         Section 7, has been satisfied.

              "Event of Loss" means an event which causes all or a portion of the Pipeline to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, including, without limitation, any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Pipeline by any Government Authority.

              "Existing Loan Agreement" has the meaning set forth in the third paragraph of the Recitals to this Agreement.

              "Extension Request" has the meaning set forth in subsection
         2.22(a).

              "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Management Committee whose determination shall be conclusive if evidenced by a Management Committee Resolution.

              "Federal Funds Effective Rate" means, with respect to each day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as the Administrative Agent may reasonably determine.

              "Fee Letter" means the fee letter agreement dated March 23, 2000 between the Borrower and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

              "FERC" means the Federal Energy Regulatory Commission or any successor thereto having jurisdiction over the transportation of natural gas through the Pipeline.

              "Final Date" means the date on which the Revolving Credit Commitments shall have terminated and no Revolving Credit Loans shall be outstanding.

              "Final Maturity Date" means, with respect to any Security or any installment thereof or interest thereon, as of any date of determination, the latest date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable of any Security then outstanding.

              "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

              "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

              "Governmental Approval" means any authorization, consent, opinion, order, approval, license, ruling, permit, certification, exemption, filing or registration from, by or with any Governmental Authority, other than a contract with a Governmental Authority for the acquisition of real property or of an easement or right-of-way over real property owned by it.

              "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee Obligation" shall not include (y) endorsements of instruments for deposit or collection in the ordinary course of business or obligations to reimburse or indemnify a provider of surety or performance bonds incurred in the ordinary course of business or (z) obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in
         (i), (ii), (v) or (vi) of the definition of "Indebtedness") entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement).

              "Hazardous Materials" means (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls (PCB), in each case to the extent regulated under any Environmental Law; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to or Release of which is prohibited, limited or regulated by any Governmental Authority pursuant to any Environmental Law.

              "Holding Company Act" means the Public Utility Holding Company Act of 1935, as amended.

              "IGTS" means Iroquois Gas Transmission System Inc., a Delaware corporation.

              "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

                   (i) all indebtedness of such Person for borrowed money;

                   (ii) all obligations of such Person evidenced by bonds,
              debentures, notes or other similar instruments;

                   (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

                   (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (including Trade Payables), which purchase price is due more than 6 months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                   (v) all Capitalized Lease Obligations of such Person;

                   (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

                   (vii) all Guarantee Obligations of such Person; and

                   (viii) to the extent not otherwise included in this
              definition, obligations under Currency Agreements and Interest Rate Agreements.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

              "Indemnified Liabilities" has the meaning set forth in subsection 10.5.

              "Independent Engineer" means R.W. Beck, Inc. and its successors and assigns or such other engineering firm in good standing; provided that neither such other firm, during the period of its professional engagement to examine the assumptions prepared by the Borrower or at the date of its report, nor any member of such firm had, or was committed to acquire, any direct financial interest, or material indirect financial interest, in the Borrower and neither such firm or any member of such firm was connected as a promoter, underwriter, voting trustee, director, officer or employee of the Borrower.

              "Independent Market Consultant" means ICF Resources Inc.

              "Information Memorandum" means the confidential information memorandum of the Borrower dated March 2000 delivered to the Lenders in connection with this Agreement.

              "Insolvency" means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

              "Interest Payment Date" means, (a) as to any ABR Loan, the last day of each month and the date on which such Loan is paid or converted into a Eurodollar Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period, and the last day of such Interest Period.

              "Interest Period" means, with respect to any Eurodollar Loan:

                   (i) initially, the period commencing on the borrowing or
              conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or, solely with respect to Eurodollar Loans which are Term Loans, six or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto: and

                   (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and having the same duration as such next preceding Interest Period, unless (x) a period of a different duration (but not other than a period of one, two, three or, solely with respect to Eurodollar Loans which are Term Loans, six or twelve months) is selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto or (y) notice of conversion to a Loan of another Type is given in accordance with subsection 2.11;

              provided that

                   (A) if the Borrower at any time selects an Interest Period with respect to any Eurodollar Loan of twelve (12) months, such selection is subject to the availability of Eurodollar Loans having an Interest Period of twelve (12) months on the part of all of the Lenders;

                   (B) if any Interest Period would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                   (C) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

                   (D) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan; and

                   (E) the Borrower shall not select an Interest Period
              pertaining to a Term Loan that ends after the Term Loan Maturity Date, an Interest Period pertaining to a Revolving Credit Loan that ends after the Revolving Credit Termination Date or an Interest Period pertaining to a Swingline Loan that ends after the Swingline Maturity Date.

              "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement, the counterparty to which has capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A2." by Moody's and "A" by S&P (or such similar equivalent rating) or higher.

              "Interest Rate Hedging Transaction" means any interest rate protection agreement, interest rate swap transaction, interest rate "cap" or "collar" transaction, interest rate future, interest rate option or other interest rate hedging transaction.

              "Investment" means in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Borrower) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.

              "Investment Grade" means an unsecured long-term debt credit rating of "BBB-" or higher by S&P and "Baa3" or higher by Moody's.

              "Lender Default" means (a) the failure (which has not been cured) of a Lender to make available its portion of any borrowing or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 2.2(a) or 2.3(d), in the case of either clause (a) or clause (b) above, as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

              "Lenders" has the meaning set forth in the first paragraph of this Agreement.

              "Lien" means with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes herein, a Person shall be deemed to own, subject to a Lien, any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

              "Loan" means any loan made by any Lender pursuant to this Agreement.

              "Loan Documents" means this Agreement and the Notes, if any.

              "Loss Proceeds" means all net proceeds from an Event of Loss, including, without limitation, condemnation proceeds and insurance proceeds or other amounts actually received on account of an event which causes all or a substantial portion of the Pipeline to be damaged, destroyed or rendered unfit for normal use; provided, however, solely for purposes of calculating a Material Loss or Catastrophic Loss, proceeds of delayed opening or business interruption insurance shall not be included.

              "Majority Lenders" means, at any time, (a) Non-Defaulting Lenders having or holding more than 50% of the sum of (i) the Total Revolving Credit Commitment (less the aggregate Revolving Credit Commitments of all Defaulting Lenders) at such date, (ii) the Total Term Loan Commitment (less the aggregate Term Loan Commitments of all Defaulting Lenders) at such date and (iii) the outstanding principal amount of the Term Loans (excluding the Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 7, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Loans (excluding the Loans of Defaulting Lenders) in the aggregate at such date.

              "Management Committee" means a committee comprised of representatives of the Partners which shall have the power to make decisions on behalf of the Borrower.

              "Management Committee Resolution" shall mean a copy of a resolution adopted by the Management Committee and delivered to the Administrative Agent.

              "Mandatory Borrowing" has the meaning set forth in Section 2.3(d).

              "Mandatory Debt Service" means for any period, the sum of all scheduled interest, premium, if any, and principal due and payable during such period in respect of all Indebtedness of the Borrower; provided that fees, including any current fees, payable in connection with the issuance of any Additional Senior Indebtedness shall be excluded.

              "Material Adverse Effect" means a material adverse effect on (a) the ability of the Borrower to perform its obligations under this Agreement, the Notes, any other Loan Document or any other Senior Debt Agreement, (b) the material rights and remedies of any of the Senior Parties under the Senior Debt Agreements, or (c) the timely payments of any principal or interest on Loans or any of the other Senior Debt Agreements.

              "Material Loss" means an Event of Loss with respect to the Pipeline for which the total Loss Proceeds payable in respect of the lost or damaged Property are more than $10,000,000 and equal to or less than $100,000,000.

              "Moody's" means Moody's Investors Service.

              "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Borrower or any Commonly Controlled Entity is making or accruing, or has previously made or accrued, an obligation to make contributions.

              "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Borrower and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Borrower or any Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

              "No Ratings Downgrade" means, that the ratings on the Securities are reaffirmed after consideration of a proposed applicable event as being equal to or higher than the then current rating on the Securities no earlier than 60 days prior to the proposed applicable event by both of the Required Rating Agencies.

              "Non-Amortizing Securities" means any series of Securities with
         (a) a fixed term at the time of issue of five years or longer and (b) scheduled payment terms providing for 35% or more of the initial principal amount of such Securities to become due and payable on the Final Maturity Date of such Securities.

              "Non-Defaulting Lender" means each Lender other than a Defaulting Lender.

              "Non-Extending Lender" has the meaning set forth in subsection 2.22(a).

              "Nonrecourse Indebtedness" means Indebtedness under which the holder thereof shall have no recourse with respect to the non-performance of the obligations of the debtor or obligor under such Indebtedness to make payments of principal of, premium, if any, and interest on such Indebtedness against any Person other than such debtor or obligor, including but not limited to, the Borrower, and any such Indebtedness shall specifically so state.

              "Note" means a note in substantially the form of the Term Note or the Revolving Credit Note attached hereto as Exhibit A-1 and Exhibit A-2 respectively.

              "Officer's Certificate" of any Person means, a certificate signed by an Authorized Representative of such Person.

              "Operating Agreement" means the Amended and Restated Operating Agreement dated as of February 28, 1997, between Iroquois Pipeline Operating Company and the Borrower.

              "Operating Cash Flow" means, for any period, the excess, if any, of (a) all Revenues received during such period, over (b) all Operating Expenses paid during such period other than any nonrecurring Operating Expenses incurred in connection with the issuance or retirement of any Senior Debt.

              "Operating Expenses" means, for any period, the sum, computed without duplication, of all cash operating and maintenance expenses and required reserves in respect of such expenses of the Borrower, including, without limitation, (a) expenses of administering and operating the Pipeline and of maintaining it in good repair and operating condition payable by the Borrower during such period, (b) direct operating and maintenance costs of the Pipeline (including, without limitation, all payments due and payable under the Operating Agreement and any ground leases and excluding any necessary maintenance-level capital expenditures which are not fully recoverable within one year) payable by the Borrower during such period, (c) insurance costs payable by the Borrower during such period, (d) sales and excise taxes payable by the Borrower with respect to the transportation of natural gas during such period, (e) franchise taxes payable by the Borrower during such period, (f) federal, state and local income taxes payable by the Borrower during such period, (g) costs and fees attendant to the obtaining and maintaining in effect the government approvals payable by the Borrower during such period and (h) legal, accounting and other professional fees attendant to any of the foregoing items payable by the Borrower during such period. Operating Expenses excludes, to the extent otherwise included, depreciation for such period.

              "Operator" means Iroquois Pipeline Operating Company, a Delaware corporation, or any successor thereto under the Operating Agreement.

              "Participant" has the meaning set forth in subsection 10.6(b).

              "Partner" means any partner under the Partnership Agreement (being, as of the date hereof, the entities defined on Schedule 1).

              "Partner Parent" means, with respect to each Partner, the Affiliate of such Partner, if any, with ultimate "control" over such Partner (as such term is used in the definition of "Affiliate") (being, as of the date hereof, the entities identified on Schedule 1).

              "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement, dated February 28, 1997, among the Partners.

              "PCGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title 10 of ERISA (or any successor).

              "Permitted Business Activities" has the meaning set forth in subsection 3.5.

              "Permitted Liens" means the Liens set forth in clauses (a) through
         (h) of subsection 6.2, in accordance with the terms therein.

              "Permitted Investments" means:

                        (i) any Investment in the Borrower (to the extent
                   otherwise permitted hereunder);

                        (ii) any Temporary Cash Investment;

                        (iii) loans and advances to officers and employees of
                   the Borrower or any of its Subsidiaries in an aggregate principal amount at any time outstanding not exceeding $2,000,000;

                        (iv) any Interest Rate Agreement entered into in the
                   ordinary course of business and not for speculative purposes;

                        (v) Investments existing on the Closing Date and set
                   forth on Schedule 7 hereto and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause is not increased at any time above the aggregate amount of such Investments existing on the date hereof;

                        (vi) Investments representing capital stock or
                   obligations issued to, the Borrower or any of its Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Borrower or any Subsidiary;

                        (vii) Investments acquired by the Borrower or any of its
                   Subsidiaries in connection with any Asset Sale permitted under Section 6.9 to the extent such Investments are non-cash proceeds;

                        (viii) Investments consisting of extension of trade
                   credit or security deposits made in the ordinary course of business; and

                        (ix) Investments in businesses or activities permitted
                   under Section 6.7 provided that such Investment is funded entirely and specifically by a capital contribution to the Borrower by its Partners in accordance with the Partnership Agreement.

              "Person" means any natural person, corporation, partnership, firm, association, Government Authority, or any other entity whether acting in an individual, fiduciary or other capacity.

              "Pipeline" means, the 375 mile, mainline interstate pipeline facilities extending from the United States - Canada border at Waddington, New York, to South Commack, Long Island, New York, together with all appurtenant facilities and any future expansions or extensions of these facilities.

              "Plan" means at a particular time, any employee benefit plan (other than a Multiemployer Plan) which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its reference rate in effect at its principal office in New York City (the Prime Rate not intending to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors).

              "Project" means the Pipeline and all easements, rights-of-way and other real property interests relating to the Pipeline.

              "Primary Agreements" means the Shipper Contracts, the Shipper Guarantees, the Operating Agreement, and all succeeding agreements thereto.

              "Projected Debt Service Coverage Ratio" means, at any time of determination thereof, a projection of the Debt Service Coverage Ratio for a period which includes, or consists entirely of, future periods, prepared by the Borrower in good faith based upon assumptions believed by the Borrower to be reasonable.

              "Property" means any right or interest in or to assets on property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

              "Pro Rata Portion" of any Loss Proceeds (or any other amount) means, as of any date, an amount equal to the product of such Loss Proceeds (or other amount) multiplied by a fraction, (x) the numerator of which shall equal the sum of (i) the Total Revolving Credit Commitment at such date (or if then terminated, the outstanding principal amount of the Revolving Credit Loans at such date) and (ii) the outstanding principal amount of the Term Loans at such date and (y) the denominator of which shall equal the sum of (i) the Total Revolving Credit Commitment at such date (or if then terminated, the outstanding principal amount of the Revolving Credit Loans), (ii) the outstanding principal amount of the Term Loans and (iii) the outstanding principal amount of all other Senior Debt at such date.

              "Purchasing Lenders" has the meaning set forth in subsection 10.6(c).

              "Qualified Financial Institution" means (a) any commercial bank or other financial institution which has capital, surplus and undivided profits of at least $500,000,000 and which is either organized under the laws of the United States or any State thereof or of Canada or is acting through a branch or agency located in the United States, and (b) any other commercial bank or financial institution approved by the Administrative Agent and the Borrower.

              "RAP" means regulatory accounting principals.

              "Reference Lenders" means Chase and Fleet National Bank, or any replacement of any thereof appointed pursuant to subsection 2.14(c).

              "Register" has the meaning set forth in clause (d) of subsection
         10.6 herein.

              "Regulation U" means Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin regulations.

              "Release" means the release of any Hazardous Material not authorized under any Environmental Law into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying and placement.

              "Reorganization" means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

              "Repayment Amount" has the meaning set forth in subsection 2.8(b).

              "Repayment Date" has the meaning set forth in subsection 2.8(b).

              "Replacement Lender" has the meaning set forth in subsection 2.22(c).

              "Reportable Event" means any reportable event as defined in
         Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by a Commonly Controlled Entity which is considered a Commonly Controlled Entity only pursuant to subsection (m) or (o) of Section 414 of the Code), unless the 30-day notice requirement with respect to such event has been waived by the PBGC.

              "Required Rating Agencies" means S&P and Moody's.

              "Requirement of Law" means, as to any Person, the certificate of incorporation (or, in the case of the Borrower, the Partnership Agreement) and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation of any Governmental Authority (including, without limitation, any Environmental Law), in each case applicable to such Person or any of its properties, to which such Person or any of its Properties is subject or to which such Person is party, and any determination of an arbitrator or a court or other Governmental Authority.

              "Responsible Officer" means, individually, the president, the vice president and Chief Financial Officer of the Operator acting on behalf of the Borrower, and any other individual authorized by the Management Committee of the Operator (as certified by the Borrower to the Lenders in a certificate delivered to the Administrative Agent and not withdrawn in writing) to sign an agreement, certificate or other document on behalf of the Borrower.

              "Revenues" means all revenues accruing to the Borrower, calculated in accordance with GAAP. "Revenues" shall include all cash distributions made to the Borrower by its Subsidiaries which are not subject to repayment by law or by contract and shall exclude all revenues accruing to such Subsidiaries which are not so distributed.

              "Revolving Credit Loan" has the meaning set forth in subsection 2.2(a).

              "Revolving Credit Commitment" means, (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 2 as such Lender's "Revolving Credit Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Revolving Credit Commitment" in the Commitment Transfer Supplement pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. "Revolving Credit Termination Date" means, subject to extension as provided in subsection 2.22, the date which is 364 days after the date hereof; provided that if any such day is not a Business Day, then the Revolving Credit Termination Date shall be the immediately preceding Business Day.

              "S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

              "Securities" means, collectively, the $200,000,000 8.68% Senior Notes due 2010, and any other debt securities, authenticated and issued pursuant to the Senior Indenture.

              "Senior Debt" means Indebtedness in respect of the Loans, this Agreement, the Securities and any Additional Senior Indebtedness.

              "Senior Debt Agreements" means all agreements, documents and instruments evidencing and/or securing the Senior Debt or pursuant to which Senior Debt is issued, including, without limitation, this Agreement and, so long as any Securities remain outstanding, the Senior Indenture.

              "Senior Indenture" means the Indenture, dated as of May 30, 2000, between the Borrower and The Chase Manhattan Bank as Trustee, as it may from time to time be supplemented or amended by a Management Committee Resolution and an Officer's Certificate issued pursuant thereto or by one or more Series Supplemental Indentures entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by the provisions therein.

              "Senior Parties" means the Persons that have extended, or that are obliged to extend, credit to the Borrower pursuant to the Senior Debt Agreements and any agent, trustee or similar representative of any such Persons appointed pursuant to any Senior Debt Agreement.

              "Series Supplemental Indenture" means an indenture supplemental to the Senior Indenture entered into by the Borrower and the Trustee for the purpose of establishing, in accordance with the Senior Indenture, the title, form and terms of the Securities of any series; "Series Supplemental Indentures" shall mean each and every Series Supplemental Indenture.

              "Shelf Registration Statement" means a registration statement filed under the Securities Act of 1933 relating to the offer and sale of any series of Securities which are not then freely transferable under the Securities Act of 1933.

              "Shipper" means each Person who enters into a Shipper Contract with the Borrower, which is as of the date hereof as set forth in
         Schedule 6 hereto.

              "Shipper Contracts" means contracts between the Borrower and the Shipper for the transportation services on the Pipeline which may be firm transportation service contracts that are long-term (or multi-year) or short-term (less than one year) or interruptible transportation contracts.

              "Shipper Guarantees" means those agreements providing financial and performance guarantees to the Borrower on behalf of certain shippers or under firm transportation contracts.

              "Significant Subsidiary" means Iroquois Pipeline Operating Company (or any successor operator of the Pipeline) and any of the Borrower's Subsidiaries which meet any of the following conditions:

                        (1) the Borrower and its other Subsidiaries' investments
                   in and advances to such Subsidiary exceed 10 percent of the Borrower's total assets and the Borrower's Subsidiaries' total assets consolidated as of the end of the most recently completed fiscal year; or

                        (2) the Borrower and its other Subsidiaries'
                   proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10 percent of the Borrower's total assets and the Borrower's Subsidiaries' total assets consolidated as of the end of the most recently completed fiscal year; or

                        (3) the Borrower and its other Subsidiaries' equity in
                   the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exceeds 10 percent of such of the Borrower's income and of the Borrower's Subsidiaries consolidated for the most recently completed fiscal year.

              "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

              "Swingline Commitment" means, as of any date, the lesser of $10,000,000 and the Total Revolving Credit Commitment at such date.

              "Swingline Loans" has the meaning set forth in subsection 2.3(a).

              "Swingline Maturity Date" means the fifth Business Day prior to the Revolving Credit Termination Date.

              "Syndication Agent" has the meaning set forth in the first paragraph of this Agreement.

              "Taxes" has the meaning set forth in subsection 2.19.

              "Temporary Cash Investment" means any of the following:

                        (i) direct obligations of the United States of America
                   or Canada or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or Canada or any agency thereof;

                        (ii) time deposit accounts, certificates of deposit and
                   money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million and has outstanding debt which is rated "A" by S&P and "A2" by Moody's (or such similar equivalent rating) or higher or any money-market fund having assets in excess of $250 million consisting of obligations described in this clause (ii) sponsored by a registered broker dealer or mutual fund distributor;

                        (iii) repurchase obligations with a term of not more
                   than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above;

                        (iv) commercial paper, maturing not more than 90 days
                   after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America, any state thereof or Canada with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

                        (v) securities with maturities of six months or less
                   from the date of acquisition issued or fully and unconditionally guaranteed by any state of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P and at least "A2" by Moody's.

              "Tennessee" means Tennessee Gas Pipeline Company, a Delaware corporation, or any successor thereto under the Tennessee Agreement.

              "Tennessee Agreement" means the Agreement with respect to Iroquois Gas Transmission System, L.P., dated as of March 15, 1991, between Tennessee and the Operator, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

              "Term Loan" has the meaning set forth in subsection 2.1(a).

              "Term Loan Commitment" means, (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 2 as such Lender's "Term Loan Commitment" and
         (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Term Loan Commitment" in the Commitment Transfer Supplement pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

              "Term Loan Maturity Date" means the date that is nine years after the Closing Date or, if such date is not a Business Day, the next preceding Business Day.

              "Three-Month Secondary CD Rate" means, for any day, the secondary market rate, expressed as a per annum rate, for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York time, on such day (or, if such day shall not be a Business Day, on the next preceding Business
         Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

              "Total Capitalization" means, as of any date, the sum of (a) the Indebtedness of the Borrower on such day plus (b) all amounts that would be shown as Partner's equity on a balance sheet of the Borrower as of such date prepared in accordance with GAAP.

              "Total Revolving Credit Commitment" means the sum of the Revolving Credit Commitments of all the Lenders.

              "Total Term Loan Commitment" means the sum of the Term Loan Commitments of all the Lenders.

              "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

              "Transfer Effective Date" means the transfer date specified in the Commitment Transfer Supplement.

              "Transaction Documents" means the Loan Documents and the Primary Agreements.

              "Transferee" has the meaning set forth in subsection 10.6(f).

              "Trustee" has the meaning set forth in the Senior Indenture.

              "Type" means, as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

              "Working Capital Lender" means a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A2" by Moody's and "A" by S&P (or such similar equivalent rating) or higher.

              "Working Day" means any Business Day on which dealings in foreign currencies (including Dollars) and exchange between banks may be carried on in London, England.



              1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

              (b) As used herein and in the Notes, and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

              (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                     SECTION 2. AMOUNT AND TERMS OF CREDIT

              2.1 Term Loans. (a) Subject to and upon the terms and conditions of this Agreement, each Lender having a Term Loan Commitment severally agrees to make a loan or loans (each, a "Term Loan" and collectively, the "Term Loans") to the Borrower, which Term Loans (i) shall be made on the Closing Date, (ii) may be repaid in accordance with the terms hereof, but once repaid, may not be reborrowed, (iii) shall not exceed for any such Lender the Term Loan Commitment of such Lender and (iv) shall not exceed in the aggregate the Total Term Loan Commitment. On the Term Loan Maturity Date, all Term Loans shall be repaid in full.

              (b) The proceeds of the Term Loans shall be used by the Borrower exclusively for the purposes described in clause (a) of subsection 3.17.

              (c) Subject to subsection 2.12, the Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.5 and 2.11.

              2.2 Revolving Credit Commitments. (a) Subject to and upon the terms and conditions of this Agreement (including Section 2.3(a)), each Lender having a Revolving Credit Commitment severally agrees to make a loan or loans (each, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to the Borrower, which Revolving Credit Loans (i) shall be made at any time and from time to time from and after the Closing Date and prior to the Revolving Credit Termination Date, (ii) may be repaid and reborrowed in accordance with the terms hereof, (iii) shall not, after giving effect thereto and the application of the proceeds thereof, when added to such Lender's Commitment Percentage of the aggregate principal amount of the Swingline Loans then outstanding exceed in the aggregate the Revolving Credit Commitment of such Lender at such time and (iv) shall not, after giving effect thereto and the application of the proceeds thereof, when added to the aggregate principal amount of the Swingline Loans then outstanding exceed in the aggregate the Total Revolving Credit Commitment then in effect. On the Revolving Credit Termination Date, all Revolving Credit Loans shall be repaid in full.

              (b) The proceeds of the Revolving Credit Loans shall be used by the Borrower exclusively for the purposes described in clause (b) of subsection
3.17 and to repay Swingline Loans.

              (c) Subject to subsection 2.12, the Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.5 and 2.11.

              2.3 Swingline Commitment. (a) Subject to and upon the terms and conditions of this Agreement, Chase in its individual capacity agrees to make a loan or loans (each, a "Swingline Loan" and collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made at any time and from time to time from and after the Closing Date and prior to the Swingline Maturity Date, (ii) may be repaid and reborrowed in accordance with the terms hereof, (iii) shall not exceed the Swingline Commitment at such time and
(iv) shall not, after giving effect thereto and the application of the proceeds thereof, when added to the aggregate principal amount of the Revolving Credit Loans then outstanding exceed in the aggregate the Total Revolving Credit Commitment then in effect. On the Swingline Maturity Date, all Swingline Loans shall be repaid in full.

              (b) The proceeds of the Swingline Loans shall be used by the Borrower exclusively for the purposes described in clause (b) of subsection 3.17.

              (c) Subject to subsection 2.12, the Swingline Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.5 and 2.11.

              (d) On any Business Day, Chase may, in its sole discretion, give notice to the Lenders that all then-outstanding Swing Loans shall be funded with a borrowing of Revolving Credit Loans, in which case a borrowing of Revolving Credit Loans constituting ABR loan (each such borrowing a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each Lender's Commitment Percentage, and the proceeds thereof shall be applied directly to Chase to repay Chase for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified to it in writing by Chase notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.12, (ii) whether any conditions specified in Section 4 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Revolving Credit Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of Chase, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase from Chase (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based on their respective Commitment Percentages, provided that all principal and interest payable on such Swingline Loans shall be for the account of Chase until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Lender purchasing same from and after such date of purchase.

              2.4 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office to such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

              (b) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Term Loan, a Swingline Loan or a Revolving Credit Loan, the Type of each Loan made and the

Interest Period applicable thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

              (c) The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (a) and (b) of this subsection 2.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

              (d) In order to facilitate any pledge or assignment as provided in subsection 10.6(h), the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower's own expense, a promissory note, substantially in the form of Exhibit A-1 or A-2, as the case may be, evidencing the Term Loans and Revolving Credit Loans, respectively owing to such Lender.

              2.5 Procedure for Borrowings. Each borrowing by the Borrower hereunder shall be on a Working Day, if all or any part of such Loans initially are to be Eurodollar Loans, or a Business Day, if all or any part of such Loans initially are to be ABR Loans, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Certificate (which certificate, to be effective on the requested Borrowing Date, must be received by the Administrative Agent
(i) prior to 12:00 Noon, New York City time, three (3) Working Days prior to the requested Borrowing Date, if all or any part of such Loans initially are to be Eurodollar Loans or (ii) prior to 10:00 A.M., New York City time, on the requested Borrowing Date, if all or any part of such Loans initially are to be ABR Loans, provided that if such certificate is received after the specified time on the relevant Working Day or Business Day, such certificate shall be effective, and the requested Borrowing Date shall be deemed to be, the Working Day or Business Day (as applicable) next succeeding the requested Borrowing Date specified in such certificate), specifying (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether such Loans are to be Eurodollar Loans, ABR Loans or a combination thereof and (D) if such Loans are to be entirely or partly Eurodollar Loans, the respective amounts of such Type of Loan and the respective durations of the initial Interest Periods therefor. Such Borrowing Certificate shall also identify such Loans as Term Loans, Swingline Loans or Revolving Credit Loans. Each borrowing of Swingline Loans and Revolving Credit Loans shall be in an amount equal to $1,000,000 or a whole multiple thereof (or such lesser amount as shall equal the then unborrowed amount of the Total Revolving Credit Commitment). Upon receipt of each Borrowing Certificate, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The Administrative Agent then will make the amount of such borrowing available to the Borrower prior to 2:00 P.M., New York City time, on such date (i) by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent, or (ii) if so requested by the Borrower in the related Borrowing Certificate, by initiating the transfer of such amounts made available to the Administrative Agent in like funds to the Federal Reserve Bank of New York for the account of a member bank designated by the Borrower in such Borrowing Certificate.

              2.6 Fees. (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender having a Revolving Credit Commitment (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders), a facility fee on the daily average of such Lenders' Revolving Credit Commitments (regardless of utilization thereof), for the period from and including the Closing Date to but excluding the Final Date. Such facility fee shall be computed for each day during such period at a rate per annum equal to the percentage set forth in the definition of Applicable Margin under the caption "Facility Fee" for such day on the Total Revolving Credit Commitment in effect on such day. Each such facility fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first of such dates to occur after the date hereof, and on the Final Date.

              (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the arrangement fee set forth in the Fee Letter. Such arrangement fee shall be payable on the Closing Date.

              (c) The Borrower agrees to pay the Administrative Agent, for its own account, the annual administration fee set forth in the Fee Letter. The first annual payment of such administration fee shall be payable on the Closing Date and each subsequent annual payment shall be payable on each anniversary of the Closing Date during the term of this Agreement.

              2.7 Reductions and Terminations of Commitments. (a) The Borrower may, upon not less than five (5) Business Days' prior irrevocable notice to the Administrative Agent, terminate in whole, or from time to time reduce, the then unborrowed amount of the Total Revolving Credit Commitment; provided that prior to or concurrently with the receipt of notice of any such termination or reduction, the Lenders shall have received evidence, satisfactory to the Administrative Agent that, together with a certificate from a Responsible Officer stating that, after giving effect to such termination or reduction, the Borrower will be in compliance with subsection 5.6. Any such termination or reduction shall be in a minimum amount of $500,000 and shall reduce permanently the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment pursuant to this subsection shall automatically and permanently reduce the Swingline Commitment by the same amount.

              (b) The Total Revolving Credit Commitment shall terminate at 5:00 P.M. (New York time) on the Revolving Credit Termination Date.

              (c) The Swingline Commitment shall terminate at 5:00 P.M. (New York time) on the Swingline Maturity Date.

              (d) The Total Term Loan Commitment shall terminate at 5:00 P.M. (New York time) on the Closing Date.

              2.8 Repayment of Loans.

              (a) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders, (i) on the Term Loan Maturity Date, the then unpaid Term Loans, (ii) on the Revolving Credit Termination Date, the then unpaid Revolving Credit Loans and (iii) on the Swingline Maturity Date, the then unpaid Swingline Loans.

              (b) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders, the principal amount of the Term Loans in thirty-five equal quarterly payments of $5,555,555 (each a "Repayment Amount"), on each June 30, September 30, December 31 and March 31 (each a "Repayment Date") commencing September 30, 2000, with the remaining unpaid principal balance of the Term Loans to be paid on the Term Loan Maturity Date, provided, that (i) to the extent that the aggregate principal amount of Term Loans outstanding at 5:00 P.M. (New York time) on the Closing Date is less than $200,000,000, the Repayment Amounts shall be automatically be decreased, in inverse order of maturity, by the amount of such difference and (ii) optional and mandatory partial prepayments of Term Loans pursuant to subsection 2.9 or 2.10 shall be applied to decrease pro rata the Repayment Amounts on and after the date of such prepayments.

              2.9 Optional Prepayments. The Borrower may at any time and from time to time prepay the Term Loans, Swingline Loans or the Revolving Credit Loans, in whole or in part, without premium or penalty, in the case of Eurodollar Loans, upon at least five (5) Business Days' prior irrevocable notice to the Administrative Agent, and in the case of ABR Loans, upon at least one (1) Business Day's prior irrevocable notice to the Administrative Agent. Each such notice shall specify (a) the Loans to be prepaid on such date and amount of the prepayment, (b) whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount of the prepayment allocable to each, and (c) whether the Loans to be prepaid are Term Loans, Swingline Loans or Revolving Credit Loans, and, if a combination thereof, the amount of the prepayment allocable to each. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount to be prepaid and any amounts payable pursuant to subsection 2.20 with respect to the Loans to be so prepaid. Partial prepayments shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof.

              2.10 Mandatory Prepayments. (a) Unless the Majority Lenders shall otherwise agree, upon the occurrence of (i) a Catastrophic Loss or (ii) a Material Loss and, in the case of a Material Loss, within three (3) months after receipt of such proceeds, the Management Committee or the Operator (if authorized by the terms of the Operating Agreement to do so in the normal performance of its duties) has not committed to use such proceeds to pay for the repair or replacement of the affected portions of the Project (the Management Committee's or the Operator's commitment so to use such proceeds to be in their sole discretion and evidenced by the delivery to the Administrative Agent of a certified copy of its resolution to such effect), the

Borrower shall prepay the Loans in an amount equal to the Pro Rata Portion of the applicable Loss Proceeds.

              Prepayments of Loans pursuant to this subsection 2.10 shall be made (x) on the first Interest Payment Date(s) next succeeding the date of receipt of the proceeds referred to in clause (i) above and (y) on the first Interest Payment Date(s) next succeeding the date three (3) months after the receipt of the proceeds referred to in clause (ii) above. Partial prepayments pursuant to this subsection 2.10 shall be applied: first, to the prepayment of the Term Loans until the Term Loans shall be paid in full, and second, to the permanent reduction of the Total Revolving Credit Commitment (and, to the extent necessary, to the prepayment of first the Swingline Loans and second the Revolving Credit Loans) until the Total Revolving Credit Commitment is reduced to zero (and the Revolving Credit Loans shall be paid in full). Amounts prepaid on the Loans pursuant to this subsection 2.10 may not be re-borrowed. Each partial prepayment of Term Loans shall be applied to the installments of principal thereof in the reverse order of their scheduled maturities. Each reduction of the Total Revolving Credit Commitment pursuant to this subsection shall automatically and permanently reduce the Swingline Commitment by the same amount.

              (b) If on any date the sum of the outstanding principal amount of the Revolving Credit Loans and Swingline Loans exceeds the Total Revolving Credit Commitment as then in effect, the Borrower shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans in an amount equal to such excess.

              2.11 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert all or a portion of Eurodollar Loans to ABR Loans by giving the Administrative Agent irrevocable notice of such election (which notice, to be effective, must be received by the Administrative Agent prior to 12:00 Noon, New York City time, three (3) Working Days prior to the requested conversion date); provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert all or a portion of ABR Loans to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election (which notice, to be effective, must be received by the Administrative Agent prior to 12:00 Noon, New York City time, three (3) Working Days prior to the requested conversion date. Any such notice of conversion shall specify (i) the aggregate principal amount being converted, (ii) the Type of Loan such principal amount is being converted into, (iii) the requested conversion date and (iv) in the case of a conversion to Eurodollar Loans shall specify the duration of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted to a Eurodollar Loan when any Event of Default has occurred and is continuing and the Majority Lenders have determined that such a conversion is not appropriate and (ii) no such conversion maybe made if it would contravene the provisions of subsection 2.12 or if it would not be permitted under the provisions of subsection 2.15 or 2.17.

              (b) All or a portion of Eurodollar Loans (i) may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent (which shall promptly notify the Lenders), in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the duration of the next Interest Period to be applicable to such Loans, and (ii) shall be continued as such upon the expiration of the current Interest Period with respect thereto for an Interest Period of the same duration as such expiring Interest Period if the Borrower shall fail to give the notice referred to in the preceding clause (i) or to give a conversion notice in accordance with subsection 2.11(a); provided that no Eurodollar Loan will be continued as such (A) when any Event of Default has occurred and is continuing and the Majority Lenders have determined that such a continuation is not appropriate or (B) if such continuation would contravene the provisions of subsection 2.12 or if it would not be permitted under the provisions of subsection 2.15 or 2.17; and provided, further, that if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

              2.12 Minimum Eurodollar Amount; Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) at no time will the aggregate number of Eurodollar Tranches exceed ten and (ii) the aggregate principal amount of any Eurodollar Tranche being continued or converted into shall equal $5,000,000 or an integral multiple of $1,000,000 in excess thereof. As used in this subsection 2.12 and in the definition of "Interest Period", the term "Eurodollar Tranche" is the collective reference to Eurodollar Loans, the Interest Periods with respect to which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

              2.13 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day (including the first day but excluding the last day) during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

              (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

              (c) If all or a portion of the principal amount of any Loan or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (i) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (ii) in the case of any other overdue amount, the Default Rate, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

              (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable on demand.

              2.14 Computation of Interest and Fees (a) Interest on ABR Loans and facility fees shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

              (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.13(a).

              (c) If any Reference Lender's Revolving Credit Commitment shall terminate or all its Loans shall be assigned for any reason whatsoever, such Reference Lender shall, upon appointment of a new Reference Lender, cease to be a Reference Lender and the Administrative Agent (after consultation with the Lenders) and the Borrower shall designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders. The Administrative Agent shall notify the Lenders of any change in the Reference Lenders.

              (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.15, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

              2.15 Inability to Determine Interest Rate. In the event that, prior to the first day of any Interest Period, (a) the Administrative Agent shall have determined (which determination shall, be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (b) the Administrative Agent shall have received notice from the Majority Lenders (which notice shall be conclusive and binding on the Borrower) that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telex, telecopy or telephonic notice thereof (stating the reason therefor) to the Borrower and the Lenders as soon as practicable. If such notice is given (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and
(iii) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent or, in the case of any notice given by the Majority Lenders pursuant to clause (b) of the first sentence of this subsection, by the Majority Lenders, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans as the case may be.

              2.16 Pro Rata Treatment and Payments. (a) Each borrowing of
Term Loans or Revolving Credit Loans by the Borrower from the Lenders hereunder, each payment by the

Borrower on account of any facility fees hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Term Loans or Revolving Credit Loans, as the case may be, shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes on account of principal of and interest on the Loans and facility fees shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. All payments on account of arrangement and annual administrative fees shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for its own account, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. Any other amount received by the Administrative Agent which is payable to any Lender pursuant to the provisions of this Agreement shall be distributed by the Administrative Agent to such Lender promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

              (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its Commitment Percentage of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent by such Lender on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as quoted by the Administrative Agent, times
(ii) the amount of such Lender's Commitment Percentage of such borrowing, times
(iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

              2.17 Illegality. Notwithstanding any other provision of the Agreement, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give telex, or telecopy thereof to the Borrower and the Administrative Agent (specifying the reason for such illegality) as soon as practicable and (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.20 with respect to such conversion.

              2.18 Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

              (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes with respect to (i) "Taxes" as defined in subsection 2.19, (ii) rates of any taxes and (iii) taxes imposed on the overall net income of such Lender (and taxes imposed in lieu of taxes on overall net income) by the jurisdiction in which such Lender is organized or where its lending branch or a principal office is located or by any political subdivision or taxing authority within any of the foregoing, or by any other jurisdiction that are imposed solely as a result of a future, past or present connection between such jurisdiction and such Lender (other than a connection arising solely from the Lender having executed, delivered or performed its obligations, received payments under, or enforced, this Agreements and the Notes));

              (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

              (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable under this Agreement and the Loan Documents in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided, however, that such Lender shall not be entitled to receive any such additional amounts to the extent the same constitute compensation for an increased cost or reduced amount receivable incurred by such Lender which is payable, or which is applicable to any period, more than ninety (90) days prior to the date the Borrower is first notified by such Lender of the event which caused such increase or reduction. A certificate as to any additional amounts payable pursuant to this subsection, accompanied by an explanation of the basis thereof, submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.

              (b) In the event that any Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor accompanied by an explanation of the basis thereof (which shall be conclusive in the absence of manifest error), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, however, that such Lender shall not be entitled to receive any such additional amounts to the extent the same constitute compensation for a reduction in rate of return incurred more than ninety (90) days prior to the date the Borrower was first notified hereunder of the change or compliance which caused such reduction.

              (c) The provisions of this subsection 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              2.19 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, deductions, withholdings or similar charges or fees, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Lender, (i) Taxes imposed on income (gross or net), capital, net worth, profits or gain, and franchise taxes imposed on or in respect of a Lender or the Administrative Agent by the jurisdiction (a) under the laws of which such Lender or the Administrative Agent , as the case may be, is organized, (b) in the case of a Lender, where its lending branch or a principal place of business is located, or (c) in the case of the Administrative Agent, where it performs its functions as the Administrative agent under this Agreement, provided that, in the case of (b) and (c), such jurisdiction shall not include any jurisdiction where a lending branch or principal place of business is deemed to be located or where administrative functions are deemed to be performed, in each case solely as a result of such Lender or the Administrative Agent's participation in the transactions contemplated by this Agreement, (ii) taxes imposed on income (gross or net), capital, net worth, profits or gain and franchise taxes imposed on the Administrative Agent or such Lender, as the case may be, as a result of a future, present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Lender, as the case may be (excluding a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes), (iii) any taxes that would not have been required to be withheld if the Administrative Agent or such Lender timely furnished the Borrower a United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form as required by paragraph (b) below and (iv) any taxes that would have not been required to be withheld but for the representation made in paragraph (b)(i) below failing to be correct (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being herein called "Taxes"). The Borrower shall reimburse the Administrative Agent and each Lender for the cost of any Taxes imposed on the Administrative Agent or such Lender or on any payment made with respect to any Loan or Note or the making, execution or enforcement thereof. If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) the amount that such Lender or the Administrative Agent, as the case may be, would have received had no such Taxes been withheld. Whenever any Taxes are payable by the Borrower, on or before the fourteenth day after payment, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof, or if unavailable, other evidence of such payment. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (i) represents to the Borrower that either (x) as of the date it becomes a party to this Agreement it is entitled to the benefits of an income tax convention between its country of residence and the United States whereunder payments to it of amounts payable hereunder are completely exempt from the withholding of United States Federal income tax so long as the payments are not effectively connected with a United States permanent establishment or (y) consistent with legal standards in effect on the date it becomes a party to this Agreement (and assuming no change in such legal standards) the income derived herefrom by it is and will be effectively connected with the conduct of a United States trade or business and is subject and will be subject to tax under Section 882 of the Code and (ii) agrees that it will deliver to the Borrower and the Administrative Agent two duly completed copies (or, at the request of the Borrower, such other number as may be required under U.S. federal income tax law) of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be. Each such Lender also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form W-8BEN or W-8ECI, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent.

              (c) In the event that an additional payment is made under subsection 2.18 or this subsection 2.19 for the account of any Lender and such Lender, in its sole discretion, determines that it has finally and irrevocably received or been granted a tax credit, deduction or similar tax savings by reason of, or calculated with reference to, the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, deduction or similar tax savings, pay to the Borrower, such amount as such Lender shall, in its reasonable opinion, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment and after payment of any costs of obtaining such credit, deduction or similar tax savings) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, a Lender shall not be under any obligation to claim relief from corporate profits or similar tax liability in respect of any such deduction or withholding in priority to any other credit, deduction or similar tax savings available to them nor oblige any Lender to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, deductions or similar tax savings to which it may be entitled.

              (d) If any Lender or the Administrative Agent is or becomes eligible under any applicable law, regulation, treaty or other rule to a reduced rate of taxation, or a complete exemption from withholding, with respect to Taxes on payments made to it by the Borrower, such Lender or the Administrative Agent, as the case may be, shall, upon the request, and at the cost and expense, of the Borrower, complete and deliver from time to time any certificate, form or other document demanded by the Borrower, the completion and delivery of which are a precondition to obtaining the benefit of such reduced rate or exemption, provided that the taking of such action by such Lender or Administrative Agent would not, in the reasonable judgment of such Lender or the Administrative Agent, be disadvantageous or prejudicial to such Lender or the Administrative Agent or inconsistent with its internal policies or legal or regulatory restrictions. For any period with respect to which a Lender or the Administrative Agent, as the case may be, has failed to provide any such certificate, form or other document demanded by the Borrower, such Lender or the Administrative Agent, as the case may be, shall not be entitled to any payment under subsection 2.18 or this subsection 2.19 in respect of any Taxes that would not have been imposed but for such failure.

              (e) In the event that a Lender or the Administrative Agent receives written communication from any Governmental Authority with respect to an assessment or proposed assessment of any Taxes, such Lender or Administrative Agent shall, within a reasonable period of time, notify the Borrower in writing and shall provide a copy of such communication to the Borrower.

              2.20 Funding Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment on the date specified for such prepayment in this Agreement or in the notice of prepayment given by the Borrower pursuant to this Agreement, or (d) the making of a payment or prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss (other than non-receipt of the Applicable Margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. The provisions of this subsection 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              2.21 Filing of Certificates; Change of Lending Office. If any Lender claims additional amounts pursuant to subsection 2.18 or 2.19 such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or the change in such office would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable determination of such Lender, be otherwise disadvantageous to such Lender.

              2.22 Extension of Revolving Credit Termination Date.

              (a) The Borrower may, by written notice to the Administrative Agent in the form of Exhibit E (each such notice being an "Extension Request") given no earlier than sixty (60) days and no later than forty-five (45) days prior to the then applicable Revolving Credit Termination Date, request that the then applicable Revolving Credit Termination Date be extended to a date 364 days after the then applicable Revolving Credit Termination Date. Such extension shall be effective with respect to each Lender which, by written notice in the form of Exhibit F (a "Continuation Notice") to Borrower and the Administrative Agent given no earlier than forty-five (45) days and no later than thirty-five
(35) days prior to the then applicable Revolving Credit Termination Date, consents, in its sole discretion, to such extension (each Lender giving a Continuation Notice being referred to sometimes as a "Continuing Lender" and each Lender other than a Continuing Lender being a "Non-Extending Lender"); provided however, that such extension shall be effective only if the aggregate Revolving Loan Commitments of the Continuing Lenders are not less than 51% of the Total Revolving Credit Commitment of the Lenders on the date of the Extension Request. No Lender shall have any obligation to consent to any such extension of the Revolving Credit Termination Date. If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.22, the Administrative Agent shall promptly so notify the Continuing Lenders, and each Continuing Lender may, in its sole discretion, give written notice to the Administrative Agent not later than ten (10) days after receipt of such notice of the amount of the Non-Extending Lenders' Commitments for which it is willing to accept an assignment. If the Continuing Lenders notify the Administrative Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Extending Lenders, such Commitments shall be allocated among the Continuing Lenders willing to accept such assignments in such amounts as are agreed between the Borrower and the Administrative Agent. The Administrative Agent shall notify each Lender of the receipt of an

Extension Request within three (3) Business Days after receipt thereof. The Administrative Agent shall notify the Borrower and the Lenders no later than fifteen (15) days prior to the applicable Revolving Credit Termination Date whether the Administrative Agent has received Continuation Notices from Lenders holding at least 51% of the Total Revolving Credit Commitment on the date of the Extension Request.

              (b) The Revolving Credit Commitment of each Non-Extending Lender shall terminate at the close of business on the Revolving Credit Termination Date in effect prior to the delivery of such Extension Request without giving any effect to such proposed extension, and on such Revolving Credit Termination Date Borrower shall take one of the following three actions:

              (i) Replace the Non-Extending Lenders pursuant to Section 2.22(c); or

              (ii) Pay or cause to be paid to the Administrative Agent, for the account of the Non-Extending Lenders, an amount equal to the Non-Extending Lenders' Revolving Credit Loans, together with accrued but unpaid interest and fees thereon and all other amounts then payable hereunder; or

              (iii) By giving notice to the Administrative Agent, no later than three (3) days prior to the Revolving Credit Termination Date, elect not to extend the Revolving Credit Termination Date beyond the applicable Revolving Credit Termination Date and in this event the Borrower shall repay any amount of the Revolving Credit Loans then outstanding, together with accrued but unpaid interest and fees thereon and all other amounts then payable hereunder.

              (c) A Non-Extending Lender shall be obligated, at the request of the Borrower to assign at any time prior to the close of business on the Revolving Credit Termination Date applicable to such Non-Extending Lender all of its rights (other than rights that would survive the termination of this Agreement pursuant to subsection 10.5) and obligations hereunder to one or more Lenders or other commercial lenders nominated by Borrower and willing to become Lenders in place of such Non-Extending Lender (the "Replacement Lenders"). In order to qualify as a Replacement Lender, a Lender or lender must satisfy all of the requirements of this Agreement (including without limitation, the Non-Extending Lender must satisfy the terms of subsection 10.6(c) and 10.6(e) as if such Non-Extending Lender is actually a "transferor Lender" therein and, the Replacement Lender must satisfy the terms of subsection 10.6(c) and 10.6(e) as if such Replacement Lender is actually a "Purchasing Lender" therein). Such obligation of the Non-Extending Lenders is subject to such Non-Extending Lenders receiving payment in full from the Replacement Lenders (i) of the principal amount of all Revolving Credit Loans owing to such Non-Extending Lender immediately prior to an assignment to the Replacement Lenders and (ii) of all accrued interest and fees and other amounts payable hereunder and then owing to such Non-Extending Lender immediately prior to the assignment to the Replacement Lenders. Upon such assignment, the Non-Extending Banks, and the Administrative Agent shall make appropriate entries in the Register to reflect the foregoing.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

              To induce the Administrative Agent and the Lenders to enter into this Agreement, and to induce the Lenders to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

              3.1 Financial Position. The consolidated balance sheet of the Borrower and its Subsidiaries at December 31, 1999, and the related consolidated statements of operations and cash flows for the fiscal year ended as of such date, which statements have been audited by PriceWaterhouseCoopers, independent certified public accountants, who delivered an unqualified opinion with respect thereto, in each case present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at such dates and the results of its operations and its cash flows for the fiscal periods then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). All material liabilities of the Borrower and its Subsidiaries, direct or indirect, absolute or contingent, as of the date of this Agreement, are either disclosed in the balance sheet as at December 31, 1999 or have been disclosed in writing by the Borrower to the Lenders prior to the date of this Agreement.

              3.2 No Change. Since December 31, 1999, (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) no distributions have been declared, paid or made to the Partners other than as permitted by subsection 6.4.

              3.3 Organization, Power and Status of the Borrower; Compliance with Law; Partners and Partner Parents. The Borrower (i) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite partnership power and authority, and the legal right, to execute, deliver and perform this Agreement and the Notes and to borrow hereunder, to execute, deliver and perform each other Loan Document to which the Borrower is a party, to execute and deliver each Primary Agreement to which the Borrower is a party, (iii) has all requisite partnership power and authority, and the legal right, to own and operate the Project and to carry on its business as now being conducted and as proposed to be conducted, to perform each Primary Agreement to which the Borrower is a party and to take all action as may be necessary to complete the transactions contemplated under this Agreement, the Notes, each other Loan Document and each Primary Agreement to which the Borrower is a party, (iv) is duly qualified, authorized to do business and in good standing in the States of New York and Connecticut, and in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and where failure so to qualify could reasonably be expected to have a Material Adverse Effect and (v) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Partners and their respective Partner Parents, partnership interests, voting bloc and voting bloc interests as in effect on the Closing Date are set forth on Schedule 1.

              3.4 Authorization; Enforceable Obligations. The Borrower has taken all necessary partnership action to authorize the execution, delivery and performance of this Agreement and the Notes, the borrowings contemplated to be made by it hereunder, and each

Primary Agreement to which the Borrower is a party. This Agreement, the Notes to which the Borrower is a party and the Primary Agreements to which the Borrower is a party have been duly executed and delivered by the Borrower. This Agreement, the Notes to which the Borrower is a party and the Primary Agreements to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

              3.5 Subsidiaries; Business. As of the Closing Date, the Borrower does not have any Subsidiaries other than the Operator and IGTS. Each Subsidiary of the Borrower (i) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority, and the legal right, to own its property and assets and to transact the business in which it is engaged, (ii) is duly qualified, authorized to do business and in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and where failure so to qualify could reasonably be expected to have a Material Adverse Effect and
(iii) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is engaged in any business activity other than (i) the business activities contemplated by the Primary Agreements and the Offering Memorandum dated May 22, 2000 relating to the Securities issued on the Closing Date; (ii) business activities associated with, or incidental to, the operation, maintenance or expansion of the Pipeline or the storage of natural gas; (iii) business activities associated with, or incidental to, (w) the processing or shipping of natural gas, (x) the processing, shipping or storage of natural gas liquids, (y) the installation and leasing or rental of fiber optic or similar cable or (z) the construction or operation of facilities for the generation of electricity using waste heat from the Pipeline's waste heat, in all such cases related to the operation of the Pipeline; or (iv) business activities (including investments) associated with, or intended to induce, the supply of gas for transportation on the Pipeline or the consumption of gas transported by the Pipeline (such business activities, collectively, "Permitted Business Activities"), provided, that under no circumstance shall the Borrower engage or invest in, or permit its Subsidiaries to engage or invest in, (A) any business or activity related to the exploration and production of hydrocarbons or (B) any business or activity described in clauses (iii) or (iv) above that would cause the Consolidated Net Tangible Assets of the Borrower and its Subsidiaries attributable to all their businesses and investments described in clauses (iii) and (iv) above to exceed 10% of the amount of the Consolidated Net Tangible Assets of the Borrower and its Subsidiaries attributable to all their businesses and investments described in clauses (i) and (ii) above.

              3.6 No Legal Bar or Burdensome Restrictions. The execution, delivery and performance of this Agreement, the Notes, the other Loan Documents to which the Borrower is a party and the Primary Agreements to which the Borrower is a party, and the borrowings hereunder and the use of the proceeds thereof by the Borrower, will not result in a violation of any Requirement of Law applicable to the Borrower (in the case of performance of the Primary Agreements, which could reasonably be expected to have a Material Adverse Effect) or result in a violation of (i) the Partnership Agreement, any Loan Document or any Shipper Contract or (ii) any other Contractual Obligation of the Borrower which could reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law applicable to the Borrower or the Partnership Agreement or any Contractual Obligation of the Borrower. No Contractual Obligation of the Borrower or any of its Subsidiaries has or is reasonably expected to have a Material Adverse Effect.

              3.7 Governmental Approvals and Other Consents and Approvals. No Governmental Approval or other consent or approval of third parties is required in connection with the execution, delivery and performance of the Loan Documents by the Borrower. No material Governmental Approval is required for the Borrower to own and operate the Project, to transport up to 987 MDth/d of natural gas through the Pipeline and to carry on its business as now being conducted and as proposed to be conducted by it, or for the Borrower, or the Operator or Tennessee (in their capacities as operators of the Pipeline), to participate in the transactions contemplated by this Agreement, the other Loan Documents and the Primary Agreements or to perform their obligations under the Primary Agreements to which they are parties, except for those Governmental Approvals which have been duly obtained or made, have been accepted by the Borrower, are in full force and effect, are not the subject of any pending judicial or administrative proceedings, and if the applicable statute, rule or regulation provides for a fixed period for judicial or administrative appeal or review thereof, such periods have expired and no petition for administrative or judicial appeal or review has been filed other than those Governmental Approvals and other consents or approvals of third parties the failure of which, individually or collectively, would not reasonably be expected to have a material Adverse Effect.

              3.8 No Material Litigation. Except as described on Schedule 4, (a) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority to which the Borrower or any of its Subsidiaries is a party, or of which any property or assets of the Borrower or any of its Subsidiaries is the subject, is pending or, to the knowledge of the Borrower, threatened which could reasonably be expected to have a Material Adverse Effect, and (b) to the knowledge of the Borrower, no other litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened with respect to the Project or this Agreement, any other Loan Document or any Primary Agreement or any of the transactions contemplated hereby or thereby which could reasonably be expected to have a Material Adverse Effect.

              3.9 No Default. Neither the Borrower nor any of its Subsidiaries is in breach of any of their respective Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. To the knowledge of the Borrower, the Operator is not in breach of any condition, covenant or obligation to be observed or performed by it under the Operating Agreement, which in any case or in the aggregate could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, to the knowledge of the Borrower, (i) no party to any Primary Agreement is in breach of any condition, covenant or obligation to be observed or performed by such party thereunder, which in any case or in the aggregate could reasonably be expected to have a Material Adverse Effect and
(ii) no condition exists which would permit, directly, with the passage or the giving of notice or both, any party thereto to terminate any Primary Agreement.

              3.10 Ownership of Property; Liens. The Borrower and each of its Subsidiaries have good and marketable title in fee simple to or have valid rights to lease or otherwise use, all items of real and personal property which are material to their respective businesses as currently conducted and as proposed to be conducted except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect, and all of the property (real and personal) of the Borrower and its Subsidiaries is free and clear of all Liens except (i) any Lien which does not materially interfere with the use made and proposed to be made of such property by the Borrower and its Subsidiaries, (ii) any Lien which could not reasonably be expected to have a Material Adverse Effect or (iii) any Lien that is permitted by subsection 6.2 hereof. The Borrower has title in fee simple to, or a valid leasehold interest in, or a valid right of way and easement or license over, all real property required for the operation and maintenance of the Pipeline. All recordings, filings and other actions that are necessary or appropriate in order to create, perfect, preserve and protect the right, title, estate and interest of the Borrower in and to such real property have been duly made or taken, and all fees, taxes and other charges relating to such recordings, filings and other actions have been, or at the time of each such recording, filing or other action will be, paid by or on behalf of the Borrower.

              3.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material federal, state, local, foreign income and franchise tax returns which are required by law to be filed by it through the date hereof and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other material taxes imposed on it or any of its property by any Governmental Authority (other than any material taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower the failure of which to file or to pay could not reasonably be expected to have a Material Adverse Effect); on the Closing Date no tax Lien has been filed that remains unsatisfied (other than any such Lien for taxes that are not yet delinquent or that are being contested in good faith by appropriate proceedings), and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax.

              3.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of the Regulations of the Board.

              3.13 ERISA. Except where such noncompliance could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance in all material respects with applicable law, including ERISA and the Code. Except for such liabilities that could not reasonably be expected to have a Material Adverse Effect, the Borrower and each Commonly Controlled Entity have not incurred and do not expect to incur any liability under Title IV of ERISA with respect to the termination of or withdrawal from any pension plan (including any Multiemployer Plan). Except where such nonqualification could not reasonably be expected to have a Material Adverse Effect, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

              3.14 Sufficiency and Delivery of Primary Agreements. (a) The services to be performed, the materials to be supplied and the other rights granted pursuant to the Primary Agreements comprise substantially all of the services, materials (except materials which are otherwise commercially available to the Borrower) and rights (except rights obtained pursuant to applicable Requirements of Law) required for the operation and maintenance of the Pipeline in accordance with all material Requirements of Law and the Primary Agreements. There are no services, materials or rights required for the operation or maintenance of the Pipeline in accordance with the Primary Agreements, other than (i) those granted to or to be provided to the Borrower pursuant to the Primary Agreements or (ii) those, the failure of which to have could not reasonably be expected to have a Material Adverse Effect.

              (b) As of the Closing Date, the Administrative Agent has received a true and complete copy of the Operating Agreement and each long-term, firm transportation Shipper Contract, which has been executed and delivered (including all exhibits and schedules referred to therein or delivered pursuant thereto and all amendments, supplements and other modifications thereto, if any), and each such agreement and each other Primary Agreement is in full force and effect.

              3.15 Disclosure. No representation, warranty or other statement (except economic projections) made by the Borrower or any of its Subsidiaries in this Agreement, any other Loan Document or any Primary Agreement or in any certificate, written statement or other document furnished to the Lenders by, or on behalf of, the Borrower or any of its Subsidiaries by any of their financial or legal advisors or, as of its date, in the Information Memorandum, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. All economic projections for the Borrower, the details of which are specified in the Information Memorandum (except as to future interest or inflation rates and other macroeconomic factors) provided to the Lenders by the Borrower or on behalf of the Borrower by its financial advisor or the Operator (including, without limitation, the economic projections included in the Information Memorandum) represented, at the time so provided, good faith estimates that, with respect to the "Base Case" projections, were based on assumptions deemed reasonable by the Borrower. As of the Closing Date, there is no fact known to the Borrower that is not disclosed in the documents delivered to the Administrative Agent on the Closing Date in satisfaction of the applicable conditions set forth in Section 4 or otherwise disclosed by the Borrower to the Lenders in writing prior to the date hereof that could reasonably be expected to have a Material Adverse Effect.

              3.16 Investment Company Act; Holding Company Act. (a) The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

              (b) The Borrower is not subject to regulation as a "subsidiary company" (within the meaning of Section 2(a)(8) of the Holding Company Act) of a holding company registered under Section 5 of the Holding Company Act or a holding company subject to the prohibitions of Section 4 of the Holding Company Act.

              3.17 Purpose of Loans. (a) The proceeds of the Term Loans shall be used by the Borrower to repay the aggregate principal amount of loans and all other obligations outstanding under the Existing Loan Agreement on the Closing Date and thereafter for general corporate purposes of the Borrower.

              (b) The proceeds of the Revolving Credit Loans and Swingline Loans shall be used by the Borrower for working capital and other general corporate purposes of the Borrower.

              3.18 Environmental Matters. To the knowledge of the Borrower, each of the representations and warranties set forth in paragraphs (a) through (d) of this subsection is true and correct, except (i) as set forth in Schedule 4, or
(ii) to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect:

              (a) No Release or threat of Release of Hazardous Materials has occurred in a quantity reportable under any applicable Environmental Law with respect to any of the parcels of real property included in the Project and any other real property in which the Borrower or any of its Subsidiaries has any interest (whether as owner, lessee, holder of a right of way, easement or license or otherwise (collectively, the "Properties").

              (b) The Borrower and each of its Subsidiaries are in compliance and have complied at all times with all applicable Environmental Laws.

              (c) Except as set forth in Schedule 4, neither the Borrower nor any of its Subsidiaries has received any written complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding the clean up, removal or remediation of any Hazardous Materials or permit compliance, in each case in writing, nor is the Borrower aware that any Governmental Authority is threatening to deliver the Borrower or any Subsidiary any such notice.

              (d) Except as set forth in Schedule 4, there are no governmental, judicial or administrative actions or proceedings pending or, to the Borrower's knowledge, threatened under any Environmental Laws to which the Borrower or any of its Subsidiaries is or will be named as a party or with respect to any of the Properties, nor are there any facts, circumstances, events or conditions that could reasonably be expected to give rise to any such actions or proceedings, nor are there any judgments, consent decrees or other decrees, consent orders, administrative orders or other orders, outstanding under any Environmental Law to which the Borrower or any of its Subsidiaries is subject or with respect to any of the Properties.

              3.19 Insurance. The Borrower and each of its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Borrower and its Subsidiaries and their respective businesses except where the failure to have such insurance could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, except where the discontinuance thereof could not reasonably be expected to have a Material Adverse Effect.

              3.20 No Labor Disputes. No labor disturbance by or dispute with the employees of Iroquois Pipeline Operating Company exists or, to the best knowledge of the Borrower, is contemplated or threatened that could have a Material Adverse Effect.

                        SECTION 4. CONDITIONS PRECEDENT

              4.1 Conditions to Term Loans. The obligation of each Lender to make the Term Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

              (a) Credit Agreement. The Administrative Agent shall have received this Agreement, duly executed and delivered by the Borrower, with a counterpart for each Lender.

              (b) Primary Agreements. The Administrative Agent shall have received (including all exhibits and schedules referred to therein or delivered pursuant thereto and all amendments, supplements and other modifications thereto, if any) certified by a Responsible Officer to be true and complete and in full force and effect: (i) the Partnership Agreement, (ii) the Operating Agreement, (iii) each long-term, firm transportation Shipper Contract in effect on the date hereof, (iv) each Shipper Guarantee in effect on the date hereof, and (v) the Tennessee Agreement. No party to any Primary Agreement shall be in breach of any condition, covenant or obligation to be observed or performed by such party thereunder, which in any case or in the aggregate could reasonably be expected to have a Material Adverse Effect, and no condition exists which would permit, directly, with the passage or the giving of notice or both, any party thereto to terminate any such Primary Agreement.

              (c) Proof of Authorization. The Administrative Agent shall have received, with a copy for each Lender: (i) certified copies of all partnership action of the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which the Borrower is a party and each Primary Agreement to which the Borrower is a party and any other agreement or document to be executed and delivered by the Borrower in connection with the transactions contemplated hereby; (ii) certificates as to the incumbency and signature of each individual signing any Loan Document or Primary Agreement on behalf of the Borrower; and (iii) evidence of the existence and good standing of the Borrower in the State of Delaware and of the Borrower's authorization to do business and good standing in the States of New York and Connecticut.

              (d) No Violation. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Administrative Agent or any Lender in any violation of, any Requirement of Law which becomes applicable to or binding upon the Administrative Agent or such Lender after the date of this Agreement.

              (e) Approvals. All Government Approvals and other third party consents or approvals necessary for the Borrower to own and operate the Project, to transport up to 987 MDth/d of natural gas through the Pipeline and to carry on its business as now being conducted and as proposed to be conducted by it, or for the Borrower, or the Operator or Tennessee (in their capacities as operators of the Pipeline), to participate in transactions contemplated by this Agreement, the other Loan Documents and the Primary Agreements or to perform their obligations under the Primary Agreements to which they are parties shall have been obtained and be in full force and effect. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower to the foregoing effect.

              (f) Report of Independent Engineer. The Administrative Agent shall have received, with a copy for each Lender, the report of the Independent Engineer in form and substance satisfactory to the Administrative Agent.

              (g) Report of Independent Market Consultant. The Administrative Agent shall have received, with a copy for each Lender, the report of the Independent Market Consultant in form and substance satisfactory to the Administrative Agent.

              (h) Insurance. The Administrative Agent shall have received, with a copy for each Lender, (x) certificates of insurance executed by each insurer or its authorized agent evidencing the insurance required to be maintained by the Borrower pursuant to subsection 5.12, and (y) a broker's letter of undertaking certifying that insurance complying with subsection 5.12, covering the risks and in the amounts referred to therein, has been obtained and is in full force and effect.

              (i) Fees. The Administrative Agent shall have received the arrangement fee referred to in subsection 2.6(b) and the first annual administration fee referred to in subsection 2.6(c).

              (j) Legal Opinions. The Administrative Agent shall have received, with a counterpart or copy for each Lender, the executed legal opinion, dated the Closing Date, of Shearman & Sterling, special New York counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent; and

              (k) Representations and Warranties; No Defaults. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, signed on behalf of the Borrower, by its Responsible Officer, dated as of the Closing Date indicating that (i) all the representations and warranties made by Borrower in or pursuant to the Loan Documents shall be true and correct in all respects as though made at such time, (ii) no Default or Event of Default has occurred and is continuing.

              (l) Discharge of Indebtedness; No Liens. The Administrative Agent shall have received, with a copy for each Lender, evidence that all Indebtedness under the Borrower's existing bank credit facilities has been discharged and all Liens in respect of such Indebtedness and the related Interest Rate Agreements have been released and/or terminated.

              (m) Issuance of Securities. The Administrative Agent shall have received evidence of the completion of the issue of Securities in an aggregate principal amount equal to or greater than US$200,000,000.000 pursuant to the Senior Indenture (which shall be in form and substance satisfactory to the Administrative Agent).

              (n) Ratings of Securities. The Securities shall have been initially rated "BBB-" or higher by S&P and "Baa3" or higher by Moody's.

              (o) Financial Statements; Economic Projections. The Administrative Agent shall have received from the Borrower (i) the relevant economic projections with respect to the Project as set forth in the Information Memorandum, (ii) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 1999, and the related audited statement of earnings and cash flows for the period ending as of such date, and (iii) the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of March 31, 2000, and the related unaudited statement of earnings and cash flows for the period ending as of such date.

              (p) Additional Matters. The Administrative Agent shall have received each additional document, instrument, legal opinion or item of information reasonably requested by it, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower may be a party, and all partnership and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, shall be satisfactory in form and substance to the Administrative Agent.

              4.2 Conditions to Each Loan. The obligation of each Lender to make any Loan requested to be made by it on any date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

              (a) Representations and Warranties; No Default. (i) Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for any representations and warranties which relate to an earlier date; (ii) no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

              (b) Borrowing Certificate. The Administrative Agent shall have received, on or before the time required for its receipt pursuant to subsection 2.5, a Borrowing Certificate with respect to the Loans requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the applicable conditions in this Section 4 have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

              The Borrower hereby agrees that, so long as any of the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document to which the Borrower is a party, the Borrower shall and (other than with respect to subsections 5.1 and 5.6) shall cause each of its Subsidiaries to (in each case, unless the Majority Lenders otherwise agree in writing):

              5.1 Financial Statements; Certificates; Projections. (a) Furnish to the Administrative Agent (with sufficient copies for each Lender):

              (i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower as at the end of such fiscal year and the related statements of income and Partners' equity and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, prepared in accordance with GAAP and audited by independent certified public accountants of recognized standing in the United States of America and setting forth in each case in comparative form the figures for the previous year; and

              (ii) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower as at the end of such fiscal quarter and the related unaudited consolidated statements of income and Partners' equity and cash flows for such period and the portion of the fiscal year through the end of such fiscal quarter, prepared in accordance with GAAP setting forth in each case in comparative form the figures for the previous year, certified by the chief financial officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

              (b) Furnish to the Administrative Agent (with sufficient copies for each Lender):

              (i) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge at any time during the period covered by such financial statements or on the date of such certificate of any Default or Event of Default (or, if any Default or Event of Default shall have occurred, stating the nature thereof and the action being taken by the Borrower to remedy the same); and

              (ii) promptly, such additional financial and other information regarding the Borrower, any of its Subsidiaries or the Project as any Lender through the Administrative Agent may from time to time reasonably request.

              5.2 Other Documents, Information and Notices. Furnish to the Administrative Agent (with sufficient copies for each Lender):

              (a) promptly after the filing thereof, a copy of each filing made by the Borrower or any of its Subsidiaries with any Governmental Authority, except such as are routine or ministerial in nature and in respect of which a failure to file could not reasonably be expected to have a Material Adverse Effect.

              (b) promptly after delivery thereof to the Trustee or receipt thereof from the Trustee, a copy of each notice and other document given by the Borrower to the Trustee or received by the Borrower from the Trustee;

              (c) within forty five (45) days after the end of each fiscal quarter, a certificate of a Responsible Officer setting forth the information necessary to determine compliance with subsection 6.13 for such fiscal quarter;

              (d) promptly upon becoming aware thereof, notice of the occurrence of any Default or Event of Default together with a statement of a Responsible Officer setting forth details thereof and stating what action the Borrower proposes to take with respect thereto; and

              (e) (i) to the extent the Borrower is required to file any report with the Securities and Exchange Commission or any national securities exchange pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its security holders, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange, and (ii) at all times from and after the earlier of (x) the effectiveness of the Shelf Registration Statement and (y) the date that is six months after the Closing Date, in the event that the Borrower is not then required to file with the Securities and Exchange Commission, the Borrower shall deliver to the Administrative Agent all such reports that it would otherwise be required to file, at such times it would be required to file, and substantially equivalent to those which it would be required to file pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

              5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being disputed by it in good faith, or contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower, and except where failure to pay, discharge or otherwise satisfy such an obligation would not have a Material Adverse Effect.

              5.4 Conduct of Business and Maintenance of Existence. (i) Continue to engage exclusively in the Permitted Business Activities, (ii) preserve and maintain in full force and effect, in the case of the Borrower, its existence as a limited partnership under the laws of the state of Delaware and in the case of a Subsidiary, its legal existence (except to the extent expressly permitted by subsection 6.4), (iii) preserve, renew and keep in full force and effect its qualification to do business in each other jurisdiction in which the conduct of its business requires such qualification except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect, (iv) preserve and maintain all of its rights, privileges and franchises necessary for the construction, ownership and operation of the Pipeline in accordance with the Primary Agreements, except to the extent that failure so to preserve or maintain could not reasonably be expected to have a Material Adverse Effect, (v) comply in all respects with the provisions of the Primary Agreements, except to the extent that failure to comply could not reasonably be expected to have a Material Adverse Effect and (vi) comply with all Requirements of Law applicable to it (including, but not limited to, Environmental Laws and safety regulations relating to the transportation of natural gas or for the discharge or handling of hazardous fuels) and all of its Contractual Obligations, except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

              5.5 Performance and Enforcement of Agreements. Enforce all of its rights under, perform all actions required of it to comply with its obligations under, and maintain in full force and effect, each Primary Agreement, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

              5.6 Working Capital Facilities. Maintain Revolving Credit Commitments, or another committed working capital facility with Working Capital Lenders, in an aggregate principal amount of $10,000,000.

              5.7 Governmental Approvals. Obtain when required, maintain in full force and effect, and comply with, all Governmental Approvals and other consents and approvals of third parties necessary or desirable for the ownership, operation or maintenance of the Project and its other properties or to carry on its business as now being conducted and proposed to be conducted by it, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

              5.8 Operation and Maintenance of the Pipeline. Cause the Pipeline to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and cause all repairs, replacements, renewals thereof and all improvements and betterments thereto to be made, as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

              5.9 Ownership of Property. Maintain all rights to any Pipeline related Property, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

              5.10 [Intentionally Omitted]

              5.11 Impositions. Pay or discharge and cause each of its Subsidiaries to pay or discharge or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Borrower or any of its Subsidiaries, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Borrower or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Borrower or any such Subsidiary; provided that the Borrower shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

              5.12 Insurance. Provide, or cause to be provided, for itself, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by companies similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for companies similarly situated in the industry in which the Borrower is then conducting business.

              5.13 Books and Records; Inspection of Property; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and RAP shall be made of all its transactions and permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time upon reasonable notice, and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with the Borrower's independent certified public accountants.



                         SECTION 6. NEGATIVE COVENANTS

              The Borrower hereby agrees that, so long as any of the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document to which the Borrower is a party, the Borrower shall not and shall not permit any of its Subsidiaries to (in each case, unless the Majority Lenders otherwise agree in writing), directly or indirectly:

              6.1 Limitation on Indebtedness. Create, incur or assume any Indebtedness, except:

              (a) Indebtedness of the Borrower in respect of the Loans;

              (b) Indebtedness of the Borrower in respect of the Securities outstanding on the date hereof and issued in accordance with the Senior Indenture as in effect on the date hereof;

              (c) Indebtedness of the Borrower outstanding on the date hereof (other than the Securities) listed on Schedule 5 hereto;

              (d) other additional Indebtedness if:

                  (i) there shall be No Ratings Downgrade as a result of such incurrence;

                  (ii) immediately after giving effect to such incurrence, the ratio of Indebtedness of the Borrower (excluding Affiliate Subordinated Debt) to Total Capitalization does not exceed 75%; and

                  (iii) no Default or Event of Default shall have occurred and be continuing at the time of such incurrence, and no Default or Event of Default shall result from such incurrence;

              provided, however, that, notwithstanding these restrictions, the Borrower may incur additional Indebtedness consisting of:

                  (1) Indebtedness outstanding at any time in accordance with the Senior Indenture; provided that any amendment or supplement to the Senior Indenture which increases the amount from that outstanding thereunder on the Closing Date, or alters the tenor or average life of Indebtedness permitted to be outstanding by more than one year thereunder, must satisfy the requirement of clauses
              (i), (ii) and (iii) above,

                  (2) Indebtedness incurred for any expenditure required by
              applicable law, provided, that at the time such Indebtedness is incurred, the Borrower satisfies the requirements set forth in clause (ii) above;

                  (3) Indebtedness (A) in respect of performance, surety or
              appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements provided that such agreements (i) are designed solely to protect the Borrower against fluctuations in foreign currency exchange rates or interest rates and not for speculative purposes and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for customary indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower pursuant to such agreements, in any case incurred in connection with the disposition of any business or assets (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Borrower in connection with such disposition;

                  (4) Indebtedness of the Borrower, to the extent the net
              proceeds thereof are promptly deposited to defease the Securities in accordance with the terms of the Senior Indenture on terms no more favorable than those contained in the Indenture and in amounts no greater than the face value of the Securities;

                  (5) Affiliate Subordinated Debt;

                  (6) Indebtedness of the Borrower incurred to refinance
              Indebtedness existing from time to time, provided such Indebtedness is in a principal amount no greater than the Indebtedness being repaid (excluding fees, including any consent fees, payable in connection with the issuance of any refinancing indebtedness), has a longer final maturity and greater average life than the Indebtedness being repaid and, except in the case of Indebtedness incurred to refinance a series of Securities under the Senior Indenture, satisfies the requirement set forth under clause (i) above;

                  (7) Indebtedness of $10 million incurred from time to time under any working capital facility permitted pursuant to Section
              5.6 hereof; and

                  (8) Indebtedness of the Borrower (in addition to Indebtedness permitted under clauses (1) through (7) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $35 million; provided that at the time the Indebtedness is incurred, the Borrower satisfies the requirement set forth under clauses (ii) and (iii) above.

              Notwithstanding any of the foregoing, the maximum amount of Indebtedness that the Borrower may incur pursuant to this clause
              (d) shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in interest rates designated in any Interest Rate Agreement or in the exchange rates of currencies designated in any Currency Agreement.

              For purposes of determining any particular amount of Indebtedness under this clause (d), guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For the purposes of clarification and not limitation, any Lien incurred by the Borrower or any of its Subsidiaries shall not be a separate incurrence of Indebtedness. For purposes of determining compliance with this clause (d), in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Borrower, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided, however, that the Borrower may only reclassify Affiliate Subordinated Debt, if, at the time of such reclassification, the Borrower would be permitted to make a Distribution in the amount of such reclassified Affiliate Subordinated Debt pursuant to subsection 6.3. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of indebtedness.

              6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a) a Lien which ratably and equally secures all of the Senior
       Debt;

              (b) a Lien that is created in favor of a governmental entity, mechanic, materialman or lessor in the ordinary course of business and payment of which is not overdue for a period of more than 30 days, but not in any event Liens in favor of a lessor in a sale-leaseback transaction;

              (c) a Lien that is the result of a court judgment as to which all rights of the appeal have not terminated and is bonded or pledged or the enforcement of which will not have a Material Adverse Effect.

              (d) Liens extending, renewing or replacing Permitted Liens (other than any additional Lien described in clause (h) below);

              (e) Liens securing pledges or deposits under workers' compensation, unemployment insurance and other social security legislation;

              (f) Liens consisting of easements, rights-of-way and other similar encumbrances and does not interfere with the business or operations of the Borrower and its Subsidiaries; (g) a Lien granted by a Subsidiary upon any of such Subsidiary's assets to secure Non-Recourse Indebtedness of such Subsidiary; and

              (h) any additional Lien, provided that the Indebtedness secured by the Lien, plus all other Indebtedness secured by Liens (including Indebtedness for capitalized lease obligations but excluding Indebtedness secured by Liens otherwise permitted by clauses (a) through (g) above) plus all leases under sale-leaseback transactions which the Borrower has not elected to treat as an Asset Sale, does not exceed 3% of Total Capitalization of the Borrower.

              6.3 Limitation on Distributions. Declare, pay or make any Distribution, either directly or indirectly, whether in cash or property or in obligations of the Borrower; provided that, the Borrower may make Distributions if:

              (a) no Default or Event of Default shall have occurred and be continuing, or would occur as a result of declaring or making such Distribution;

              (b) the ratio of Indebtedness to Total Capitalization after giving effect to such intended Distribution does not exceed 75%;

              (c) (i) the Debt Service Coverage Ratio of the Borrower for the last four calendar quarters taken as a whole prior to such intended Distribution is at least 1.25 to 1 and (ii) if the then current rating of the Securities is below "BBB+" from S&P or below "A3" from Moody's, the Projected Debt Service Coverage Ratio of the Borrower for the next four calendar quarters from the date of such Distribution is expected to be at least 1.25 to 1, both as certified by a Responsible Officer of the Borrower in an Officer's Certificate delivered to the Administrative Agent, provided, that, this Section 6.3(c)(ii) shall not apply, in the case of any Distribution made in the twelve months prior to the Final Maturity Date of Non-Amortizing Securities if, after making such Distribution, the cash on hand of the Borrower and the expected Operating Cash Flow for the period commencing on the date of such Distribution and ending on the Final Maturity Date of such Non-Amortizing Securities will be sufficient to enable the Borrower to make such payments of principal and interest due on such Securities on such Final Maturity Date as certified by the Borrower in an Officer's Certificate delivered to the Administrative Agent; and

              (d) after making such Distribution, the sum of (i) the cash then on hand of the Borrower plus (ii) the expected Operating Cash Flow for the period commencing on the date of such Distribution and ending on the next scheduled payment date of the Securities (excluding expected Operating Cash Flow and cash on hand, if any, relied on in connection with satisfying the requirements of the proviso of Section 6.3(c)(ii) above) plus (iii) the expected Available Revolving Credit Commitment on such payment date will be sufficient to enable the Borrower to make all payments of principal and interest due on the Loans, the Securities and any other Senior Debt at any time on or after the date of such Distribution to and including such scheduled payment date of the Securities, excluding any principal and interest due on the Final Maturity Date of Non-Amortizing Securities payment of which will be satisfied by expected Operating Cash Flow and cash on hand pursuant to the proviso to Section 6.3(c)(ii) above, as certified by a Responsible Officer of the Borrower in an Officer's Certificate delivered to the Administrative Agent on the date of such Distribution.

              6.4 Limitation on Fundamental Changes. Enter into any merger, or consolidation, or convey, lease, or transfer all or substantially all of its assets unless:

              (a) the Borrower is the surviving entity in any such merger or consolidation or the Person (if other than the Borrower) which is the surviving entity in any such merger or consolidation or which acquires all or substantially all of the assets of the Borrower is a corporation, partnership or trust organized under the laws of the United States or any State or the District of Columbia and expressly assumes the Borrower's obligations hereunder pursuant to a executed written agreement delivered to the Administrative Agent which agreement is in form and substance reasonably satisfactory to the Administrative Agent;

              (b) immediately after such transaction there shall be No Ratings Downgrade as a result of such transaction; and

              (c) no Default or Event of Default shall have occurred and be continuing.

              6.5 Limitation on Termination, Modification, Supplement or Waiver of Primary Agreements; Limitation of Tariffs. Agree or consent to any termination, modification, supplement or waiver of any Primary Agreement, nor initiate any change to the tariff unless the Borrower reasonably determines that such termination, modification, supplement, waiver of any Primary Agreement or change to the tariff, individually or collectively with all other such terminations, modifications, supplements, waivers of any Primary Agreements and changes to the tariff, would not reasonably be expected to have a Material Adverse Effect.

              6.6 Abandonment. Voluntarily abandon the Pipeline or otherwise cease to pursue operations of the Pipeline for a period of more than 180 days.

              6.7 Limitation on Investments, Loans and Advances. Make any Investment, except (a) Permitted Investments and (b) Investments made with amounts with respect to which the Borrower may otherwise have made Distributions in accordance with subsection 6.3 above.

              6.8 Limitation on Asset Sales. Consummate any Asset Sale unless
(i) the consideration received by the Borrower is at least equal to the fair market value of the assets sold or disposed of and (ii) at least ninety percent (90%) of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Borrower (other than Senior Debt or Indebtedness of the Borrower to any Subsidiary), provided that the Borrower is irrevocably and unconditionally released from all liability under such Indebtedness. In the event and to the extent that the Borrower receives Net Cash Proceeds from one or more Asset Sales occurring on or after the Closing Date, the Borrower shall within six (6) months after the receipt of such Net Cash Proceeds:

              (a) apply an amount equal to the Pro Rata Portion of such Net Cash Proceeds to permanently prepay the Term Loans and after the repayment in full of the Term Loans, to the reduction of the Revolving Commitments; or

              (b) invest an equal amount (or enter into a definitive agreement committing to so invest within twelve (12) months after the date of such agreement), in property or assets (other than current assets) of a nature or type, or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business), meeting the requirements set forth in subsection 6.10.

              6.9 Transactions with Affiliates. Except as contemplated by any agreement between the Borrower and an Affiliate of the Borrower, a Partner or an Affiliate of a Partner in existence on the date hereof and any successor thereto, if at any time hereafter the Borrower proposes to enter into or become a party to any material agreement or arrangement with an Affiliate of the Borrower, a Partner or a Affiliate with the Partner, the Borrower will not enter into or become a party to any such agreement or arrangement unless such agreement or arrangement shall be on terms no more favorable to the Affiliate, the Partner or the Affiliate of the Partner, as the case may be than those that would be offered to parties that are not Affiliates, Partners or Affiliates of Partners.

              6.10 Limitation on Permitted Businesses. Engage or invest in any business or business activity other than Permitted Business Activities.

              6.11 Limitation on Sale-Leaseback Transactions. Enter into any sale-leaseback transaction involving any of its Properties whether now owned or hereafter acquired whereby the Borrower sells or transfers such Properties and then or thereafter leases such Properties or any part thereof or any other Properties with the Borrower intends to use for substantially the same purpose or purposes as the Properties sold or transferred; provided however, such restriction shall not apply if, (a) the lease secures or relates to industrial revenue or pollution control bonds issued in compliance with subsection 6.1 above; (b) the sale-leaseback transaction is in compliance with subsection 6.2(h); or (c) the Borrower within six (6) months after the sale or transfer of any assets or properties is completed applies an amount not less than the Net Cash Proceeds received from such sale in accordance with subsection 6.8.

              6.12 Limitation on Subsidiaries. (a) Create or permit to exist any Subsidiaries except for Subsidiaries which are limited to Permitted Business Activities, and (b) permit its Subsidiaries to create, incur, assume or suffer to exist Indebtedness except for Non-recourse Indebtedness and Indebtedness which is guaranteed by the Borrower provided that the Borrower is permitted to incur such Indebtedness in accordance with subsection 6.1.

              6.13 Ratio of Indebtedness to Total Capitalization. Permit at any time the ratio of Indebtedness (excluding Affiliate Subordinated Debt) to Total Capitalization of the Borrower to exceed seventy-five percent (75%).


              6.14 Affiliate Subordinated Indebtedness. Purchase, redeem, retire or otherwise acquire Affiliate Subordinated Indebtedness except as otherwise specifically provided in the subordination provisions.


              6.15 Use of Proceeds. Use proceeds of the Loans for any purpose other than the purposes set forth in subsection 3.17 hereof.

                          SECTION 7. EVENTS OF DEFAULT

              If any of the following events shall occur and be continuing:

              (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof and hereof; or the Borrower shall fail to pay any interest on any Loan or any fee payable hereunder within five (5) days after any such interest or fee becomes due in accordance with the terms hereof; or

              (b) The Borrower shall fail to fulfill any unscheduled payment obligation in accordance with the terms hereof within the time specified herein (subject to applicable notice requirements and grace periods) or, if no payment date is specified herein for such unscheduled payment obligation, within thirty (30) days after such obligation becomes due in accordance with the terms hereof; or

              (c) Any representation or warranty made or deemed made by the Borrower, herein or in any other Transaction Document, or in any certificate or document furnished at any time under or in connection with this Agreement or any other Transaction Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made and such misrepresentation has resulted in a Material Adverse Effect and shall continue uncured for thirty (30) days or more; or

              (d) The Borrower shall default in the observance or performance of any of covenant contained in subsection 5.4(ii) or Section 6; or

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

              (e) The Borrower shall default in the observance or performance of any agreement, obligation or covenant contained hereunder or under any other Loan Document (except as described under clause (a), (b) or (d) of this Section 7), and such default has resulted in a Material Adverse Effect and such default failure has continued unremedied for thirty (30) days or more after the date on which a Responsible Officer of the Borrower becomes aware of such failure or receives notice thereof; (provided that, if efforts to cure such default have been commenced within such 30-day period, such cure period shall be extended for an additional thirty (30) days so long as no other Event of Default shall occur and be continuing and the Borrower is diligently pursuing such cure); or

              (f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Borrower or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any Significant Subsidiary or for all or substantially all of the Property of the Borrower or a Significant Subsidiary or (iii) the winding-up or liquidation of the affairs of the Borrower or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

              (g) the Borrower or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any Significant Subsidiary or for all or substantially all of the Property of the Borrower or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors; or

              (h) the Borrower shall default in the payment when due (after any applicable grace period) of any principal of or interest on any of its other Indebtedness aggregating $10,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity and such event is not cured or waived pursuant to the terms of such Indebtedness or such Indebtedness is accelerated prior to the end of any related cure period; or

              (i) One or more final judgments or decrees shall be entered against the Borrower, involving in the aggregate a liability of $10 million or more, which judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal with respect thereto within sixty (60) days from the entry thereof; or


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

              (j) (i) the Borrower shall file with FERC for authorization to abandon or shall otherwise abandon the Project, (ii) FERC shall issue a final, non-appealable order authorizing the abandonment of the Project (or deeming the Project abandoned), (iii) the Borrower shall file with FERC for authorization to abandon or shall otherwise abandon any material component of the Project, which partial abandonment would result in a reduction in service levels to an extent that could reasonably be expected to have a Material Adverse Effect or (iv) FERC shall issue a final, non-appealable order authorizing the abandonment of any material component of the Project (or deeming such a material component abandoned), which partial abandonment would result in a reduction in service levels to an extent that could reasonably be expected to have a Material Adverse Effect; or

              (k) The Pipeline (or any portion thereof) shall suffer a loss, destruction or damage which has a Material Adverse Effect, unless there are sufficient insurance proceeds or other funds available to restore the Pipeline to its condition immediately prior to such event (or otherwise cure such loss) and the Borrower diligently pursues such restoration or cure; or

              (l) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 4.06 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 3.02 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity,
       (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in any such case described in clauses
       (i) through (vi) above, such event or condition, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

then,

              (1) Borrower Bankruptcy. If such event is an Event of Default specified in subsection (f) of this Section 7, automatically the Commitments immediately shall terminate and the Loans (with accrued interest thereon) and all other amounts owing by the Borrower under this Agreement and the Notes immediately shall become due and payable; and

              (2) Other Events of Default. If such event is an Event of Default other than one specified in paragraph (1) above, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders the Administrative Agent may or upon the request of the Majority Lenders the Administrative Agent shall by notice to the

       Borrower, declare the Commitments to be terminated, whereupon the Commitments immediately shall terminate; and (ii) with the consent of the Majority Lenders the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable, whereupon the same immediately shall become due and payable.

Notwithstanding any of the foregoing, any Partner shall have the right, but not the obligation, to cure any payment default in clauses (a), (b), (g) or (h) of this Section 7 within the respective grace period set forth in such clauses, and, if such payment is cured, such payment default shall not constitute an Event of Default.

Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                            SECTION 8. NON-RECOURSE

              None of the Partners or the Partner Parents shall be personally liable for any obligation of the Borrower under this Agreement, or any other Loan Document or for the performance of any obligation of the Borrower hereunder or thereunder or breach of any representation or warranty made by the Borrower. The exclusive recourse of the Administrative Agent and the Lenders for satisfaction of the obligations of the Borrower under this Agreement, or any other Loan Document shall be against the Borrower and its assets (and not against any assets or property of the Partners or the Partner Parents). In the event that any default occurs in connection with the obligations of the Borrower under this Agreement, or any other Loan Document, no action shall be brought against the Partners or the Partner Parents if such action is predicated solely upon such Person's direct or indirect ownership interest in the Borrower. In the event of foreclosure or other sale or disposition of properties, no judgment for any deficiency upon the obligations of the Borrower under this Agreement, or any other Loan Document shall be obtainable by the Administrative Agent or any Lender against the Partners or the Partner Parents.

                      SECTION 9. THE ADMINISTRATIVE AGENT

              9.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase as its agent under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes Chase, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this

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

Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Neither the Syndication Agent nor the Documentation Agent, in such capacities, shall have any duties or responsibilities under this Agreement or any fiduciary relationship with the Administrative Agent or any Lender, and no implied covenants, functions, responsibilities, duties or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Syndication Agent or the Documentation Agent in such capacity hereunder.

        9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

        9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or any Primary Agreement or in the Information Memorandum or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or any Primary Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Documents or any Primary Agreement or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Primary Agreement, or to inspect the properties, books or records of the Borrower.

        9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request

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

and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

        9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such-action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

        9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Partners, the Partner Parents and the Shippers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Partners, the Partner Parents, the Shippers and any other Persons. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or other), prospects or creditworthiness of the Borrower, the Partners, the Partner Parents, the Shippers or any other Person which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and its directors, officers, employees and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), severally according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and other amounts payable hereunder) be imposed

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

on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

        9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, the Partners and the Partner Parents and their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

        9.9 Successor Administrative Agent. Subject to the appointment of a successor Administrative Agent as provided below, Chase (and any successor thereto as Administrative Agent) may resign as Administrative Agent under this Agreement by giving at least thirty (30) days' notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be reasonably acceptable to the Borrower (unless an Event of Default has occurred and is continuing). If no successor Administrative Agent shall have been appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the resigning Administrative Agent's giving of notice of resignation, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender or any other lender with an office in New York, New York having a combined capital and surplus of not less than $500,000,000 and which shall be reasonably acceptable to the Borrower. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations hereunder, without any other or further act or deed on the part of the resigning Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any resigning Administrative Agent shall cease to be the Administrative Agent hereunder, the provisions of this subsection 9.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent under this Agreement and the other Loan Documents.

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

                           SECTION 10. MISCELLANEOUS

        10.1 Amendments and Waivers. Neither this Agreement, any Note, nor any term hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Majority Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or the Notes on any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Lender hereunder, or change any Lender's Commitment Percentage, in each case without the consent of the Lender affected thereby, or (b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement in each case without the written consent of all the Lenders, or (c) amend, modify or waive any provision of
Section 9 without the written consent of the then Administrative Agent, or (d) amend, modify or waive any provision of this Agreement affecting the rights or obligations of the Administrative Agent, without the written consent of the Administrative Agent, as the case may be. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent, and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders, and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

        10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telegraph; telephonic notice, where permitted, is to be confirmed in writing), and, unless otherwise expressly provided herein shall be effective upon receipt and shall be deemed to have been duly given or made when delivered by hand or, in the case of notice given by mail or telecopy, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 2 in the case of the other parties hereto, or to such other address as may be hereafter notified in accordance with this subsection 10.2 by the respective parties hereto and any future holders of the Notes:

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

     The Borrower:               Iroquois Gas Transmission System, L.P.
                                 One Corporate Drive, Suite 606
                                 Shelton, Connecticut  06484
                                 Attention: President
                                 Telecopy: (203) 929-9501
                                 Confirmation Telephone: (203) 926-1555

     The Administrative Agent:   The Chase Manhattan Bank
                                 270 Park Avenue, 23rd Floor
                                 New York, New York 10017
                                 Attention: Francois Poirier
                                 Telephone: (212) 270-4434
                                 Telecopy:  (212) 270-9697

        10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender or the Borrower, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes to the extent provided in Section 4 and for the purposes of paragraph (c) of Section 7.

        10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith or therewith, and the consummation and the administration of the transactions contemplated hereby and thereby, whether or not any of the transactions contemplated hereby or thereby are consummated, including, without limitation, the reasonable and documented fees and disbursements of Dewey Ballantine LLP as special counsel to the Administrative Agent, (but excluding the fees and disbursements of any other counsel to the Lenders), the reasonable and documented fees and expenses of the Independent Engineer and the Independent Market Consultant incurred in connection with the performance of their respective duties under this Agreement, the reasonable, documented and customary out-of-pocket expenses incurred by the Administrative Agent in connection with the syndication (including printing, distribution and bank meetings) of the Commitments, due diligence, transportation, duplication, appraisal, audit, insurance, consultant, search, filings and recording fees, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all

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

recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, and any such other documents, and (d) to pay, indemnify, and hold each Lender, and the Administrative Agent, and the directors, officers, employees, agents and stockholders of each Lender, and the Administrative Agent (each, an "indemnified party"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel in connection therewith) (i) with respect to the execution, delivery, enforcement and performance of this Agreement, the Notes, the other Loan Documents and Primary Agreements and any other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the Borrower, any of its Subsidiaries or any of their respective properties,
(ii) resulting from injury to or death of any person whomsoever, and damage to or loss or destruction of any property whatsoever, which in any way arises in connection with, incidental to or caused by the operation of the Project or any activity on or near the Project, and (iii) in any way relating to or arising out of the Project or any part thereof, or the manufacture, financing, construction, purchase, acceptance, rejection, ownership, acquisition, delivery, nondelivery, preparation, installation, storage, maintenance, repair, transfer of title, abandonment, possession, rental, use, operation, condition, sale, return, importation, exportation or other application or disposition of all or any part of any interest in the Project (all the matters indemnifiable under clauses (a) through (d) above, collectively, the "indemnified liabilities"); provided, that the Borrower shall have no obligation under clause (d) above to any indemnified party with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnified party. Each Person claiming any right to indemnity under clause (d) of the next preceding sentence by reason of the institution of any action against such Person shall notify the Borrower thereof and shall consult with the Borrower from time to time in connection with the defense of such action. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

        10.6 Successors and Assigns; Participations; Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, and all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

        (b) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.18, 2.19, 2.20 and 10.5(d)(ii) and (iii) with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that (i) no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, (ii) no Participant shall be entitled to any indemnification by the Borrower to the extent that, at the time of its purchase of a participating interest in the Loans, it cannot make the representation specified in the first sentence of subsection 2.19(b) and (iii) each Participant shall be bound by the confidentiality provisions contained in subsection 10.11. In no event shall a Lender that sells a participating interest be obligated to the Participant to take or refrain from taking any action hereunder or under any of the other Loan Documents except that such Lender may agree that it will not, without the consent of such Participant, agree to (A) increase or extend the term of the Commitments of such Lender, (B) reduce the principal of, or interest payable on, the Loans of such Lender or any fees or other amounts payable to such Lender hereunder, (C) postpone the date fixed for any payment of the principal of, or interest on, the Loans of such Lender or other amounts payable to such Lender hereunder, or (D) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder.

        (c) Any Lender may (or in accordance with subsection 2.22(c), must), in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to any other Lender or to any Qualified Financial Institution (all such purchasers, collectively, "Purchasing Lenders") all of its rights and obligations under this Agreement and the Note held by it (or any part of such rights and obligations; provided that, after giving effect to such sale, such transferor Lender and such Purchasing Lender each has Commitments and/or Loans aggregating not less than $5,000,000 pursuant to a Commitment and Loan Transfer Supplement, substantially in the form of Exhibit C (a "Commitment Transfer Supplement"), executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or a Qualified Financial Institution under clause (a) of the definition thereof in subsection 1.1, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register (as hereinafter defined). Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and shall be bound by the provisions hereto and, to the extent provided in such Commitment Transfer Supplement, shall have the rights and obligations of a Lender hereunder, with its Commitments as set forth in such Commitment Transfer Supplement, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender party hereto and the resulting adjustment of Commitment Percentages and Commitments arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this

Agreement and the Note held by it. On the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, or as soon as possible thereafter, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Note held by the transferor Lender (which Note shall be surrendered to the Administrative Agent for delivery to the Borrower), a new Note to the order of such Purchasing Lender reflecting the respective Commitments and outstanding Loans obtained by it pursuant to such Commitment Transfer Supplement and, if the transferor Lender has retained Commitments and Loans hereunder, a new Note to the order of the transferor Lender reflecting the respective commitments and outstanding Loans retained by it hereunder. Such new Notes shall be dated the date which is the first day of the first Interest Period then in effect for which interest has not been paid and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled".

        (d) The Administrative Agent shall maintain at its address referred to in subsection 10.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or a Qualified Financial Institution under clause (a) of the definition thereof in subsection 1.1, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent by the transferor Lender of a registration and processing fee of $2,000, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

        (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower and its Partners and their respective Affiliates and the Project which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's evaluation of the Project and its credit evaluation of the Borrower and its Partners and their respective Affiliates prior to becoming a party to this Agreement; provided that such Transferee or prospective Transferee agrees to be bound by the confidentiality provisions contained in subsection 10.11.

        (g) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Purchasing Lender which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Purchasing Lender, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties then in effect no United States federal taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Purchasing Lender in respect of the Loans, (ii) to furnish to the Administrative Agent and the Borrower either U.S. Internal Revenue Service Form W-8BEN or W-8ECI (wherein such Purchasing Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) to provide the Administrative Agent and the Borrower a new Form W-8BEN or W-8ECI upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or which would prevent such Purchasing Lender from duly completing and delivering any such forms with respect to it and such Purchasing Lender so advises the Borrower and the Administrative Agent.

        (h) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

        (i) In the event any Lender demands payment of additional amounts pursuant to subsection 2.18 or 2.19, the Borrower, at its expense, at any time within three (3) months after such demand, may, so long as no Default or Event of Default shall have occurred and be continuing, require such Lender to sell in accordance with the foregoing provisions of this subsection 10.6, at par plus accrued interest, without recourse or warranty, all its rights and obligations hereunder (including its Commitments and the Loans at the time owing to it and the Note held by it) to a Qualified Financial Institution specified by the Borrower; provided that (A) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, and (B) the Borrower shall have paid to the assigning Lender all amounts (other than interest) accrued and owing hereunder to it (including, without limitation, amounts owing pursuant to subsections 2.18, 2.19 and 2.20). Notwithstanding anything set forth above in this paragraph (i) to the contrary, the Borrower shall not be entitled to require an assignment under this paragraph
(i) with respect to any Lender demanding payment under subsection 2.18 or 2.19 if, prior to any such requirement by the Borrower, such Lender shall have changed its lending office so as to eliminate the incurrence of the costs in respect of which such payment was demanded.

        10.7 Adjustments; Set-off.
             --------------------

        (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon (other than Chase (in the case of Swingline Loans) or a Non-Extending Lender pursuant to Section 2.22), such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or the benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

        (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of the Borrower, and whether or not such Lender is otherwise fully secured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

        10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

        10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.10 Integration. This Agreement represents the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, or any Lender relative to the subject matter hereof not expressly set forth herein or in the other Loan Documents.

        10.11 Confidentiality Undertaking. Each of the Lenders, and the Administrative Agent agree that the financial and other information with respect to the Borrower and the Pipeline obtained by it pursuant to subsection 5.1, 5.2 or 5.13 that is not available to the general public shall be held confidential and shall not be disclosed to third parties (other than to the Administrative Agent or other Lenders); provided, however, that nothing herein shall prevent the Lenders and the Administrative Agent from disclosing any such information
(a) upon the order, demand or request of, or in connection with any investigation or audit by, any Governmental

Authority, (b) to any prospective Transferee or to any Person in connection with the syndication of the commitments and Loans, provided such prospective Transferee or Person shall have agreed in writing to be bound by the provisions of this subsection or shall have entered into another confidentiality undertaking with the Borrower, (c) to such Lender's or the Administrative Agent's attorneys, professional advisors, independent auditors or Affiliates or
(d) in connection with the exercise of any right or remedy under Section 7 of this Agreement, any other Loan Document or applicable law.

        10.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        10.13 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

        (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Notes or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same:

        (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

        (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

        10.14 Acknowledgements. The Borrower hereby acknowledges that:

        (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes;

        (b) neither the Administrative Agent nor any Lender has any fiduciary relationship to the Borrower, and the relationship between Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, is solely that of creditor and debtor; and

        (c)  no joint venture exists between the Borrower and the Lenders.

        10.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York, by their proper and duly authorized officers as of the day and year first above written.

                                    IROQUOIS GAS TRANSMISSION SYSTEM,
                                    L.P.

                                    By:  IROQUOIS PIPELINE OPERATING
                                    COMPANY, its Agent

                                    By:  /s/ Paul Bailey
                                       ------------------------------
                                       Name:  Paul Bailey
                                       Title: Vice President and Chief
                                              Financial Officer

                                     By:  /s/ Craig R. Frew
                                        ------------------------------
                                        Name:  Craig R. Frew
                                        Title:  President

                                     THE CHASE MANHATTAN BANK,
                                         as Administrative Agent and as a Lender


                                     By:  /s/ DS Fareilas
                                        -------------------------------
                                        Name:  DS Fareilas
                                        Title:  Vice President



                                     BANK OF MONTREAL,
                                       as Syndication Agent and as a Lender


                                     By:  /s/ Ian M. Plester
                                        --------------------------------
                                        Name:  Ian M. Plester
                                        Title:  Director



                                     FLEET NATIONAL BANK f/k/a BankBoston,
                                     N.A., as Documentation Agent and as a
                                     Lender


                                     By:  /s/ Suresh V. Chivukula
                                        --------------------------------
                                        Name:  Suresh V. Chivukula
                                        Title: Senior Vice President

                                     THE BANK OF NEW YORK,
                                       as a Lender


                                     By:  /s/ John V. Yancey
                                        --------------------------------
                                        Name:  John V. Yancey
                                        Title:  Senior Vice President



                                     BANK ONE, N.A.,
                                       as a Lender


                                     By:  /s/ Jane A. Bek
                                        --------------------------------
                                        Name:  Jane A. Bek
                                        Title: Vice President



                                     BAYERISCHE LANDESBANK
                                     GIROZENTRALE, CAYMAN ISLANDS
                                     BRANCH,
                                       as a Lender


                                     By:  /s/ Cornelia Wintergerst
                                        --------------------------------
                                        Name:  Cornelia Wintergerst
                                        Title:  Vice President

                                     EXPORT DEVELOPMENT CORPORATION,
                                           as a Lender


                                     By:  /s/ Phil Damecour
                                        --------------------------------
                                        Name:  Phil Damecour
                                        Title:  Financial Services Manager



                                     By:  /s/ J. Broy
                                        --------------------------------
                                        Name:  J. Broy
                                        Title:  FSM



                                     THE FUJI BANK, LIMITED,
                                       as a Lender


                                     By:  /s/ John M. Bena
                                        --------------------------------
                                        Name:  John M. Bena
                                        Title:  Vice President



                                     THE INDUSTRIAL BANK OF JAPAN,
                                     LIMITED,
                                        as a Lender


                                     By:  /s/ William Chin
                                        --------------------------------
                                        Name:  William Chin
                                        Title:  Senior Vice President



                                     KBC BANK, N.V., NEW YORK BRANCH,
                                       as a Lender


                                     By:  /s/ Eric L. McCartmet
                                        --------------------------------
                                        Name:  Eric L. McCartmet
                                        Title:  Head of Project Finance,
                                                The Americas

                                     THE SUMITOMO BANK, LTD.,
                                       as a Lender


                                     By:  /s/ Hiroyuki Obata
                                        --------------------------------
                                        Name:  Hiroyuki Obata
                                        Title:  General Manager



                                     TORONTO DOMINION (TEXAS), INC.,
                                       as a Lender


                                     By:  /s/ Carolyn R. Faeth
                                        --------------------------------
                                        Name:  Carolyn R. Faeth
                                        Title:  Vice President



                                     WESTDEUTSCHE LANDESBANK
                                     GIROZENTRALE, NEW YORK BRANCH,
                                        as a Lender


                                     By:  /s/ Cynthia Niesen   Thomas Lee
                                        ------------------------------------
                                        Name:  Cynthia M. Niesen  Thomas Lee
                                        Title: Managing Director  Associate


                                                                                                                      Schedule 1
                                                                                                                      ----------
                          Partners and Partner Parents
                          ----------------------------


                                                                     Partnership      Voting      Voting Bloc         Percentage
          Partner                       Partner Parent               Interest (%)     Bloc        Interest (%)         Support (%)
------------------------          -----------------------            ------------    --------     ------------        -----------

TransCanada Iroquois Ltd.        TransCanada PipeLines Limited         29.00          Canadian           35                29.00

TCPL Northeast Ltd.              TransCanada PipeLines Limited          6.00                                                6.00

North East Transmission Co.,     KeySpan Energy Corporation            19.00          LDC                33                18.00

TEN Transmission Company         Connecticut Natural Gas Corporation    4.87                                                1.50

NJNR Facilities Company          New Jersey Resources Corporation       2.80                                                2.80

JMC Iroquois, Inc.               U.S. Generating Co.                    4.93                                                2.80

LILCO Energy Systems, Inc.       KeySpan Energy Corporation             1.00                                                1.00

ANR/New England Pipeline Co.     The Coastal Corporation                9.40          US Interstate      32                 9.40

ANR Iroquois Inc.                The Coastal Corporation                6.60                                                6.60

CNG Iroquois Inc.                Dominion Resources, Inc.              16.00                                               16.00
                                                                       =====                            ====               =====

                                                                      100.00%                           100%              100.00%


                                                                                                                          Schedule 2
                                                                                                                          ----------
                                            Lenders and Commitments
                                            -----------------------

Name and Address                       Commitment                Term                 Revolving                    Total
for Notices of Lender                  Percentage           Loan Commitment        Credit Commitment            Commitment
---------------------               --------------        -------------------    --------------------        -----------------

The Chase Manhattan Bank              9.523809524%          $19,047,619.05           $952,380.95              $20,000,000.00
270 Park Avenue, 23rd Floor
New York, New York 10017
Attention:  Francois Poirier
Tel: (212) 270-4434
Fax: (212) 270-9697

Bank of Montreal                      9.523809524%          $19,047,619.05           $952,380.95              $20,000,000.00
115 South LaSalle Street, 111-11W
Chicago, Illinois 60603
Attention: Marta Torres
Tel: (312) 750-4347
Fax: (312) 750-4304

Fleet National Bank f/k/a             9.523809524%          $19,047,619.05           $952,380.95              $20,000,000.00
BankBoston, N.A.
100 Federal Street
MA DE 10008B
Boston, Massachusetts 02110
Attention: John Cannon, Jr.
Tel: (617) 434-9627
Fax: (617) 434-9820

The Industrial Bank of Japan,         7.619047619%          $15,238,095.24           $761,904.76              $16,000,000.00
Limited
1251 Avenue of the Americas
New York, New York 10020
Attention:  Michele Fuimo
Tel: (212) 282-4063
Fax: (212) 282-4480




Name and Address                      Commitment                Term                   Revolving                   Total
for Notices of Lender                 Percentage           Loan Commitment          Credit Commitment           Commitment
---------------------               -------------         ----------------        --------------------       ----------------

KBC Bank, N.V., New York Branch      7.619047619%          $15,238,095.24             $761,904.76             $16,000,000.00
125 W. 55th Street, 11th Floor
New York, New York 10019
Attention:  Lida E. Taylor
Tel: (212) 541-0733
Fax: (212) 541-0666

Westdeutsche Landesbank              7.619047619%          $15,238,095.24             $761,904.76             $16,000,000.00
 Girozentrale, New York
 Branch
1211 Avenue of the Americas
New York, New York 10038
Attention:  Phillip Green
Tel: (212) 852-6113
Fax: (212) 302-7946

Bank One, N.A.                       7.619047619%          $15,238,095.24             $761,904.76             $16,000,000.00
1Bank One Plaza, Suite 0634
Chicago, Illionois 60670
Attention: Ken Fecko
Tel: (312) 732-4616
Fax: (312) 732-4840

The Fuji Bank, Limited               7.619047619%          $15,238,095.24             $761,904.76             $16,000,000.00
Two World Trade Center, 79th Floor
New York, New York 10048
Attention:  Tina Calapano/
                 Betty All
Tel: (212) 898-2099/
        (212) 898-2070
Fax: (212) 488-8216/
        (212) 321-9407




Name and Address                 Commitment                   Term                      Revolving                   Total
for Notices of Lender            Percentage              Loan Commitment             Credit Commitment           Commitment
---------------------           ------------           ------------------          --------------------      ------------------

Export Development                7.142857143%             $14,285,714.29                $714,285.71             $15,000,000.00
  Corporation
151 O'Connor
Ottawa, Ontario K1A 1K3
Canada
Attention: Carol Smith/
            Danny Thedret
Tel: (613) 598-6629/
        (613) 598-2565
Fax: (613) 598-2514

Bayerische Landesbank             7.142857143%             $14,285,714.29                $714,285.71             $15,000,000.00
  Girozentrale, Cayman
  Islands Branch
560 Lexington Avenue
New York, New York 10022
Attention: Patricia Sanchez
Tel: (212) 310-9810
Fax: (212) 310-9930

The Sumitomo Bank, Ltd.           7.142857143%             $14,285,714.29                $714,285.71             $15,000,000.00
277 Park Avenue
New York, New York 10172
Attention:  Connie Tsoi
Tel: (212) 224-4048
Fax: (212) 224-4391

Toronto-Dominion (Texas),         7.142857143%             $14,285,714.29                $714,285.71             $15,000,000.00
  Inc.
909 Fannin Street, 17th Floor
Houston, Texas 77010
Attention:  Carolyn Faeth
Tel: (713) 427-8520
Fax: (713) 951-9921




Name and Address                   Commitment              Term                       Revolving               Total
for Notices of Lender              Percentage         Loan Commitment              Credit Commitment       Commitment
---------------------              ----------         ---------------              -----------------       --------------

The Bank of New York               4.761904762%         $9,523,809.52                 $476,190.48         $10,000,000.00
One Wall Street, 19th Floor
New York, New York 10286
Attention: Theresa Foran
Tel: (212) 635-7921
Fax: (212) 635-7926

                                 -----------------------------------------------------------------------------------------
TOTAL:                           100.000000000%       $200,000,000.00              $10,000,000.00        $210,000,000.00


                                                                      Schedule 3
                                                                      ----------
                          Subordinated Debt Provisions
                          ----------------------------

The unsecured affiliate indebtedness evidenced by this instrument (herein called the "Affiliate Subordinated Debt") is subordinated and subject in right of payment to the prior payment in full of all Senior Debt Obligations (as hereinafter defined) of Iroquois Gas Transmission System, L.P., a limited partnership formed under the laws of the State of Delaware (the "Borrower"). Each holder of this instrument, by its acceptance hereof, agrees to and shall be bound by all the provisions hereof.

All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement, dated as of May 30, 2000 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders and other financial institutions party thereto, The Chase Manhattan Bank, as Administrative Agent, Bank of Montreal, as Syndication Agent and Fleet National Bank, as Documentation Agent.

The term "Senior Debt Obligations", as used herein, shall include all loans, advances, debts, liabilities and obligations, howsoever arising (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, "Obligations") of the Borrower now or hereafter existing in respect of Senior Debt and any amendments, modifications, deferrals, renewals or extensions of any such Senior Debt, or of any notes or evidences of indebtedness heretofore or hereafter issued in evidence of or in exchange for any such Obligation, whether for principal, interest (including interest payable in respect of any such Obligations subsequent to the commencement of any proceeding against or with respect to the Borrower under any chapter of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"), or any provision of corresponding bankruptcy, insolvency or commercial reorganization legislation of any other jurisdiction, whether or not such interest is an allowed claim enforceable against the debtor, and whether or not the holder of such obligation would be otherwise entitled to receive dividends or payments with respect to any such interest or any such proceeding), fees, expenses or otherwise.

The term "Affiliate Subordinated Debt", as used herein, shall mean all Obligations of the Borrower owing to any Partner or an Affiliate of any Partner of the Borrower now or hereafter existing hereunder (whether created directly or acquired by assignment or otherwise), whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any bankruptcy proceeding described in the definition of Senior Debt Obligations, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

On and after the Closing Date, no payment on account of principal, interest, fees, expenses or otherwise on this Affiliate Subordinated Debt shall be made by the Borrower in cash unless (a) full payment of all amounts then due and payable on all Senior Debt Obligations has been made, (b) such payment would be permitted by the Credit

Agreement, (c) each of the conditions set forth in Section 6.3 of the Credit Agreement has been satisfied and (d) immediately after giving effect to such payment, there shall not exist any Default or Event of Default. Any such payment permitted pursuant to this paragraph is hereinafter referred to as a "Permitted Payment". For the purposes of these provisions, no Senior Debt Obligations shall be deemed to have been paid in full until the obligee of such Senior Debt Obligations shall have indefeasibly received payment in full in cash.

Upon any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event all principal, premium and interest and all other amounts due or to become due upon all Senior Debt Obligations shall first be paid in full before the holders of the Affiliate Subordinated Debt shall be entitled to retain any assets so paid or distributed in respect of the Affiliate Subordinated Debt (or principal, premium, interest or otherwise) and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to which the holders of the Affiliate Subordinated Debt would be entitled, except as otherwise provided herein, shall be paid pro rata among the holders of Senior Debt Obligations by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Affiliate Subordinated Debt if received by them. So long as any Senior Debt Obligations are outstanding, the holder of this instrument shall not commence, or join with any creditor other than the holders of the Senior Debt Obligations in commencing, or directly or indirectly causing the Borrower to commence, or assist the Borrower in commencing, any proceeding referred to in the preceding sentence.

The holder of this instrument hereby irrevocably authorizes and empowers (without imposing any obligation on) each Senior Party and such Senior Party's representatives, under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Senior Party's ratable share of the full amount of the Affiliate Subordinated Debt evidenced by this instrument in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such Senior Party's ratable share of the full amount of the Affiliate Subordinated Debt at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Affiliate Subordinated Debt evidenced by this instrument or otherwise, as such Senior Party's representatives may deem necessary or desirable for the enforcement of the subordination provisions of this instrument. The holder of this instrument shall execute and deliver to each Senior Party and such holder's representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder or such holder's representatives in order to enable such holder to enforce all claims upon or in respect of such holder's ratable share of the Affiliate Subordinated Debt evidenced by this instrument.

The holder of this instrument shall not, without the prior written consent of the Senior Parties, have any right to accelerate payment of, or institute any proceeding to enforce, the Affiliate Subordinated Debt so long as any Senior Debt Obligations are outstanding, unless and until the holders of all Senior Debt Obligations have accelerated payment thereof and commenced proceedings to enforce such Senior Debt Obligations.

After the payment in full of all amounts due in respect of Senior Debt Obligations, the holder or holders of the Affiliate Subordinated Debt shall be subrogated to the rights of the Senior Parties to receive payments or distributions of cash, property or securities of the Borrower applicable to Senior Debt Obligations until the principal of, premium on, interest on and all other amounts due or to become due with respect to the Affiliate Subordinated Debt shall be paid in full subject to the terms and conditions of the Affiliate Subordinated Debt or of any agreement among the holders of the Affiliate Subordinated Debt and other Affiliate Subordinated Debt of the Borrower.

If any payment (other than a Distribution permitted pursuant to Section 6.3 of the Credit Agreement) or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, shall be received by the holder of the Affiliate Subordinated Debt in such capacity before all Senior Debt Obligations are paid in full, such payment or distribution will be held in trust for the benefit of, and shall be immediately paid over pro rata among the holders of Senior Debt Obligations, for application to the payment in full of Senior Debt Obligations, until all Senior Debt Obligations shall have been paid in full.

Nothing contained in this instrument is intended to or shall impair as between the Borrower, its creditors (other than the Senior Parties) and the holders of the Affiliate Subordinated Debt, the Obligations of the Borrower to pay to the holders of the Affiliate Subordinated Debt, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Affiliate Subordinated Debt and creditors of the Borrower (other than the Senior Parties).

The holders of the Senior Debt Obligations shall not be prejudiced in their rights to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Borrower.

The holder of this instrument agrees to execute and deliver such further documents and to do such other acts and things as the Senior Parties may reasonably request in order fully to effect the purposes of these subordination provisions. Each holder of this instrument by its acceptance hereof authorizes and directs The Chase Manhattan Bank, in its capacity as the Trustee under the Senior Indenture, on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and appoints the Trustee as its attorney-in-fact for any and all such purposes.

The subordination effected by these provisions, and the rights of the Senior Parties, shall not be affected by (i) any amendment of, or addition or supplement to, the Credit Agreement, any other Senior Debt Agreement, or any other document evidencing Senior Debt Obligations, (ii) any exercise or nonexercise of any right, power or remedy under or in respect to the Credit Agreement, any other Senior Debt Agreement, or any other document evidencing or securing Senior Debt Obligations or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of the Credit Agreement, any other Senior Debt Agreement, or any other document evidencing Senior Debt Obligations; whether or not any holder of any Affiliate Subordinated Debt shall have had notice or knowledge of any of the foregoing.

No failure on the part of any Senior Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor all any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

The holder of this instrument and the Borrower each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt Obligations and these terms of subordination and any requirement that any Senior Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Borrower or any other Person.

These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt Obligations is rescinded or must otherwise be returned by any Senior Party upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until the payment in full of the Senior Debt Obligations, (ii) be binding upon the holder of this instrument, the Borrower and its successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, each Senior Party. Without limiting the generality of the foregoing clause (iii), the Senior Party may assign or otherwise transfer all or any portion of its rights and obligations under all or any of the Senior Debt Agreements to any other Person (to the extent permitted by the Senior Debt Agreements), and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Senior Party herein or otherwise.

This instrument shall be governed by and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

                                                                      Schedule 4
                                                                      ----------
                                   Litigation
                                   ----------

1)   State of New York Supreme Court, Case no. 91621,
           Murray-Gardner Management, Inc. v. Iroquois Gas Transmission System, L.P.


2)   State of New York Supreme Court, Case No. 96-0244,
           Francis T. O'Leary v. Iroquois Gas Transmission System, L.P.


3)   United States Environmental Protection Agency, Notice of Statutory
            Debarment issued to Iroquois Pipeline Operating Company on August 8, 1996

4)   United States District Court for the Northern District of New York, Case
            No. 96-CV836-FJS
            United States of America v.Iroquois Pipeline Operating Company, Consent Decree


5)   United States District Court for the Eastern District of New York, Case No.
            CV-96-2613
            United States of America v. Iroquois Pipeline Operating Company, Consent Decree


6)   United States District Court for the Southern District of New York, Case
            No. 96 Civ. 3909
            United States of America v. Iroquois Pipeline Operating Company, Consent Decree


7)   United States District Court for the District of Connecticut, Case No. 396
            CV 00926RNC
            United States of America v. Iroquois Pipeline Operating Company, Consent Decree


8)   United States District Court for the Northern District of New York, Case
            No. 96-CR-166
            United States of America v. Iroquois Pipeline Operating Company, Plea Agreement


9)   Department of Transportation, Office of Pipeline Safety, CPF No. 1610
            In the Matter of Iroquois Pipeline Operating Company, Consent Order

10)  Federal Energy Regulatory Commission, Docket No. IN96-1-000
            Iroquois Gas Transmission System, L.P., Stipulation and Consent Agreement

11)   New York State Department of Environmental Conservation Order on
            Consent/Stipulation New York State Environmental Conservation, Number R-6-2034-97-06

12)   In the Matter of a Settlement Between Iroquois Gas Transmission System,
            L.P., the Public Service Commission of the State of New York, the New York State Department of Environmental Conservation and the New York State Department of Law, Case No. 96-G-0453, Order Approving Settlement Agreement.

                                                                      Schedule 5
                                                                      ----------

               Outstanding Indebtedness and Guarantee Obligations
               --------------------------------------------------

1.   Existing Loan Agreement

                                                                      Schedule 6
                                                                      ----------

Firm Transportation Shippers
----------------------------

Bay State Gas Co.
Boston Gas Company
Brooklyn Navy Yard Cogen Parties, L.P.
The Brooklyn Union Gas Company
Central Hudson Gas & Electric Corporation
Colonial Gas Company
Commonwealth Gas Co.
Connecticut Light & Power
Connecticut Natural Gas Corporation
Consolidated Edison Company of New York, Inc.
Dartmouth Power Associates Ltd.
Duke Energy Trading and Marketing LLC
EnergyNorth Natural Gas, Inc.
Engage Energy US, L.P.
Enron Capital & Trade Resources Corp.
Essex County Gas Company KeySpan Gas East
Corporation New Jersey Natural Gas Company
New York State Electric & Gas Corporation
Niagara Mohawk Power Corp.
Northern Utilities Orchard Gas Corporation
Pawtucket Power Associates Limited Partnership
Progas USA, Inc.
Public Service Electric and Gas Company
Renaissance Energy (US), Inc.
Selkirk Cogen Partners, L.P.
Sempra Energy Trading Services
Southern Connecticut Gas Company
St. Lawrence Gas Company, Inc.
U.S. Gen. New England, Inc.
Valley Gas Company
Yankee Gas Services Company

                                                                      Schedule 7
                                                                      ----------




                              Existing Investments
                              --------------------


1.   Bankers Trust -- Bankers Trust Institution Cash Management Fund

2.   Chase Vista Funds -- U.S. Government Money Market Fund (CMB - Indy Trading)

                                                                  EXHIBIT A-1 TO
                                                                CREDIT AGREEMENT
                                                                ----------------



                            TERM LOAN PROMISSORY NOTE



$[                ]                                           New York, New York
                                                             [___________], 2000


                  FOR VALUE RECEIVED, the undersigned Iroquois Gas Transmission System, L.P., a Delaware limited partnership (the "Borrower"), hereby unconditionally promises to pay to the order of [LENDER] (the "Lender") at the office of The Chase Manhattan Bank (together with its successors in such capacity, the "Administrative Agent"), located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, in accordance with Section 2.16 of the Credit Agreement (as hereinafter defined), of ___________________ Dollars ($[ ]) or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to Section 2.1 of that certain Credit Agreement dated as of May 30, 2000, among the Borrower, the Lenders parties thereto, the Administrative Agent, Bank of Montreal, as Syndication Agent and Fleet National Bank, as Documentation Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). All capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.

                  The holder of this promissory note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made hereof, the date, Type and amount of each Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Term Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure to make any such endorsement or any error of such endorsement shall not affect the obligations of the Borrower in respect of any Term Loan.

                  This promissory note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement which, among other things, contain provisions for the Lender making the Loans, the indebtedness of the Borrower resulting therefrom being evidenced by this promissory note, the acceleration of the maturity of principal upon occurrence of Events of Default and is subject to the provisions of the Credit Agreement for prepayments in whole or in part on accounts of the principal balance hereof prior to the maturity hereof.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  Except as expressly provided in Section 7 of the Credit Agreement, Borrower hereby waives presentment, demand, notice of dishonor, protest and any other notice or formality with respect to this promissory note.

                  In no contingency or event whatsoever shall interest be charged hereunder, however such interest may be characterized or computed if it would exceed the highest interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In event that such a court determine that the Lender has received interest hereunder in excess of the highest rate applicable hereto, any such excess interest collected by the Lender shall be deemed to have been a repayment of principal and shall be so applied.

                  None of the Partners or the Partner Parents shall be personally liable for any obligation of the Borrower under this promissory note or for the performance of any obligation of the Borrower hereunder. The exclusive recourse of the Lender for the satisfaction of payment under this promissory note shall be against the Borrower and its assets (and not against any assets or property of the Partners or the Partner Parents). In the event that any default occurs in connection with the obligations of the Borrower under this promissory note, no action shall be brought against the Partners or the Partner Parents if such action is predicated solely on such Person's direct or indirect ownership in the Borrower. In the event of foreclosure or other sale or disposition of properties, no judgment for any deficiency upon the obligations of the Borrower under this promissory note shall be obtainable by the Lender against the Partners or the Partner Parents.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                     A-2-2

                  Wherever possible, each provision of this promissory note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this promissory note shall be prohibited or invalidity, without invalidating the remainder of such provision or the remaining provisions of this promissory note.

                                  IROQUOIS GAS TRANSMISSION SYSTEMS, L.P.

                                  By: IROQUOIS PIPELINE OPERATING
                                           COMPANY, its Agent


                                  By:
                                      -------------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------


                                  By:
                                      -------------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------



                                     A-2-3


                                                              Schedule A to Note



                             LOANS, CONVERSIONS AND
                             REPAYMENTS OF ABR LOANS
----------------------------------------------------------------------------------------------------------


                         Amount of                                     Amount of
                         Eurodollar Term                           ABR Loans Converted     Unpaid Principal
           Amount of     Loans Converted to   Amount of Principal    to Eurodollar Term        Balance of
 Date      ABR Loans     ABR Loans            of ABR Loans Repaid          Loans               ABR Loans          Notation Made by
--------  -----------   -------------------   -------------------  ---------------------- -------------------     ----------------




















                                     A-2-4



                             LOANS, CONVERSIONS AND
                         REPAYMENTS OF EURODOLLAR LOANS
----------------------------------------------------------------------------------------------------------




                             Amount of ABR   Interest Period     Amount of        Amount of      Unpaid Principal
             Amount of       Converted to    and Eurodollar     Eurodollar     Eurodollar Term   Balance of
             Eurodollar       Eurodollar        Rate with       Term Loans     Loans Converted   Eurodollar
  Date       Term Loans       Term Loans     Respect Thereto      Repaid         to ABR Loans    Term Loans        Notation Made by
--------    ------------    ------------- -------------------  -------------  ----------------  ---------------  -------------------

















                                     A-2-5

                                                                 EXHIBIT A-2 TO
                                                                CREDIT AGREEMENT
                                                                ----------------



                      REVOLVING CREDIT LOAN PROMISSORY NOTE



$[                ]                                           New York, New York
                                                              [__________], 2000

                  FOR VALUE RECEIVED, the undersigned IROQUOIS GAS TRANSMISSION SYSTEM, L.P., a Delaware limited partnership (the "Borrower"), hereby unconditionally promises to pay to the order of [LENDER] (the "Lender") at the office of The Chase Manhattan Bank (together with its successors in such capacity, the "Administrative Agent"), located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, in accordance with Section 2.16 of the Credit Agreement (as hereinafter defined), of ___________________ Dollars ($[ ]) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.2 of that certain Credit Agreement dated as of May 30, 2000, among the Borrower, the Lenders, the Administrative Agent, Bank of Montreal, as Syndication Agent and Fleet National Bank, as Documentation Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). All capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.

                  The holder of this promissory note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made hereof, the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Revolving Credit Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure to make any such endorsement or any error of such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

                  This promissory note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement which, among other things, contain provisions for the Lender making the Loans, the indebtedness of the Borrower resulting therefrom being evidenced by this promissory note, the acceleration of the maturity of principal upon occurrence of Events of

Default and is subject to the provisions of the Credit Agreement for prepayments in whole or in part on accounts of the principal balance hereof prior to the maturity hereof.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  Except as expressly provided in Section 7 of the Credit Agreement, Borrower hereby waives presentment, demand, notice of dishonor, protest and any other notice or formality with respect to this promissory note.

                  In no contingency or event whatsoever shall interest be charged hereunder, however such interest may be characterized or computed if it would exceed the highest interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In event that such a court determine that the Lender has received interest hereunder in excess of the highest rate applicable hereto, any such excess interest collected by the Lender shall be deemed to have been a repayment of principal and shall be so applied.

                  None of the Partners or the Partner Parents shall be personally liable for any obligation of the Borrower under this promissory note or for the performance of any obligation of the Borrower hereunder. The exclusive recourse of the Lender for the satisfaction of payment under this promissory note shall be against the Borrower and its assets (and not against any assets or property of the Partners or the Partner Parents). In the event that any default occurs in connection with the obligations of the Borrower under this promissory note, no action shall be brought against the Partners or the Partner Parents if such action is predicated solely on such Person's direct or indirect ownership in the Borrower. In the event of foreclosure or other sale or disposition of properties, no judgment for any deficiency upon the obligations of the Borrower under this promissory note shall be obtainable by the Lender against the Partners or the Partner Parents.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                     A-2-2

                  Wherever possible, each provision of this promissory note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this promissory note shall be prohibited or invalidity, without invalidating the remainder of such provision or the remaining provisions of this promissory note.

                             IROQUOIS GAS TRANMISSION SYSTEMS, L.P.

                             By: IROQUOIS PIPELINE OPERATING
                                 COMPANY, its Agent


                             By:
                                 ----------------------------
                                 Name:
                                      -----------------------
                                 Title:
                                       ----------------------



                             By:
                                 ----------------------------
                                 Name:
                                      -----------------------
                                 Title:
                                       ----------------------


                                     A-2-3



                                                              Schedule A to Note



                             LOANS, CONVERSIONS AND
                             REPAYMENTS OF ABR LOANS
----------------------------------------------------------------------------------------------------------



                                                                           Amount of
                          Amount of Eurodollar                        ABR Loans Converted
                            Revolving Credit                             to Eurodollar        Unpaid Principal
            Amount of      Loans Converted to   Amount of Principal     Revolving Credit         Balance of
 Date       ABR Loans          ABR Loans        of ABR Loans Repaid          Loans               ABR Loans          Notation Made by
-------   ------------   --------------------   --------------------  ---------------------   ------------------   -----------------



















                                     A-2-4




                             LOANS, CONVERSIONS AND
                         REPAYMENTS OF EURODOLLAR LOANS
----------------------------------------------------------------------------------------------------------




                            Amount of ABR                      Amount of        Amount of        Unpaid Principal
           Amount of        Loans Converted  Interest Period   Principal of     Eurodollar       Balance of
           Eurodollar       to Eurodollar    and Eurodollar   Eurodollar       Revolving Credit  Eurodollar
         Revolving Credit  Revolving Credit  Rate with Respect Revolving Credit LoansConverted   Revolving Credit
 Date      Loans             Loans               Thereto      Loans Repaid      to ABR Loans      Loans           Notation Made  by
------- -----------------  ----------------- ---------------  ----------------- ---------------  ---------------- ------------------

















                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT
                                                                ----------------



                          FORM OF BORROWING CERTIFICATE


                                                                   [DATE]

To:      The Chase Manhattan Bank, as Administrative Agent


                  Pursuant to Section 2.5 of that certain CREDIT AGREEMENT dated as of May 30, 2000 (the "Credit Agreement"), among IROQUOIS GAS TRANSMISSION SYSTEM, L.P., a Delaware limited partnership, as Borrower, the several banks and other financial institutions from time to time parties to the Credit Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, as Administrative Agent (as therein defined), BANK OF MONTREAL, as Syndication Agent and FLEET NATIONAL BANK, as Documentation Agent, the Borrower hereby gives notice of its desire to receive a [Revolving Credit] [Term] [Swingline] Loan in accordance with the terms set forth below (all capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Credit Agreement):

                           (a) The date of the Loan to be made pursuant to this Borrowing Certificate shall be _______________, _____ (the "Borrowing Date") [the date inserted must be [a Business Day and notice must be received by the Administrative Agent prior to 10:00A.M. New York City time on the requested Borrowing Date (applicable only to ABR Loans)] [a Working Day and notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time not less than three (3) Working Days prior to the requested Borrowing Date (applicable only to Eurodollar Loans)]].

                           (b) The aggregate principal amount of the Loan shall be _______ DOLLARS ($__________).

                           (c) The Type [or Types] of the Loan shall be a [ABR] [Eurodollar] Loan.

                           (d) The initial Interest Period shall be a [ ] month interest period (applicable only to Eurodollar Loans).

                  The undersigned hereby certifies that the following statements will be true on the date of the proposed Loan, immediately prior to or concurrently with the making of such Loan:

                           (1) each of the representations and warranties made by the undersigned in or pursuant to the Loan Documents are true and correct in all material respects as if made on and as of such date, except for any representations and warranties which relate to an earlier date; and

                           (2) no Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans requested to be made on the date hereof.



                                       IROQUOIS GAS TRANSMISSION SYSTEMS, L.P.

                                       By:  IROQUOIS PIPELINE OPERATING
                                               COMPANY, its Agent


                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------



                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                                                       EXHIBIT C
                                                                          TO THE
                                                                CREDIT AGREEMENT
                                                                ----------------


                     COMMITMENT AND LOAN TRANSFER SUPPLEMENT


                  Reference is made to the Credit Agreement, dated as of May 30, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Iroquois Gas Transmission System, L.P. (the "Company"), the banks and other financial institutions parties thereto (collectively, the "Lenders"), The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Bank of Montreal, as Syndication Agent and Fleet National Bank, as Documentation Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  ____________________ (the "Assignor") and ____________________
(the "Assignee") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), a ____% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligor or the performance or observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereof.

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Commitment and Loan Transfer Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this

Commitment and Loan Transfer Supplement; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Syndication Agent, the Documentation Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

                  4. The effective date of this Commitment and Loan Transfer Supplement shall be __________ __, ____ (the "Transfer Effective Date"). Following the execution of this Commitment and Loan Transfer Supplement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent in the Register pursuant to subsection 10.6(c) of the Credit Agreement, effective as of the Transfer Effective Date.

                  5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

                  6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and shall be bound by the provisions thereto and, to the extent provided in this Commitment and Loan Transfer Supplement, have the rights and obligations of a Lender thereunder, with its Commitments as set forth in Schedule 1 attached hereto and (b) the Assignor shall, to the extent provided in this Commitment and Loan Transfer Supplement, relinquish its rights and be released from its obligations under the Credit Agreement [and the Assignor shall cease to be a party to the Credit Agreement (if the Assignor is assigning all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement)].

                  7. This Commitment and Loan Transfer Supplement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Commitment and Loan Transfer Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                   TO COMMITMENT AND LOAN TRANSFER SUPPLEMENT
                  RELATING TO THE CREDIT AGREEMENT, DATED AS OF
                                  MAY 30, 2000
                                      AMONG
                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.,
                           THE LENDERS NAMED THEREIN,
                            THE CHASE MANHATTAN BANK,
                     AS ADMINISTRATIVE AGENT FOR THE LENDERS
                   BANK OF MONTREAL, AS SYNDICATION AGENT, AND
                   FLEET NATIONAL BANK, AS DOCUMENTATION AGENT
-------------------------------------------------------------------------------

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:

    Credit                           Principal            Commitment Percentage
Facility Assigned 1                 Amount Assigned             Assigned 2
---------------------             -------------------     ---------------------

Revolving Credit Commitment:       $_______________      _____._______________%

Term Commitment:                   $_______________      _____._______________%





    [Name of Assignee]                                     [Name of Assignor]



By                                                      By
  --------------------                                    ---------------------
Name:                                                   Name:
Title:                                                  Title:




-----------------------------------------------------


1 After giving effect to this Commitment and Loan Transfer Supplement, each of the Assignor and the Assignee must have Commitments in the aggregate of not less than $5,000,000 unless the Assignor is assigning all of its Commitments pursuant to Section 2.22(c) of the Credit Agreement.

 2 Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Banks.

Accepted:                                   [Consented To:

THE CHASE MANHATTAN BANK, as                IROQUIOS GAS TRANSMISSION
 Administrative Agent                       SYSTEM, L.P.

                                            BY: IROQUIOS PIPELINE OPERATING
                                                COMPANY, as its Agent




By                                           By
  ---------------------------                  --------------------------------
Name:                                          Name:
Title:                                         Title:]

                                                                  EXHIBIT D-1 TO
                                                                CREDIT AGREEMENT
                                                                ----------------

             Form of Shearman & Sterling's Opinion for the Borrower

         Shearman & Sterling shall have furnished to the Administrative Agent their written opinion, as counsel to the Borrower, addressed to the Administrative Agent and the Lenders and dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, substantially to the effect set forth below:

         1. Assuming that the Credit Agreement has been duly authorized, executed and delivered by the Borrower, the Credit Agreement constitutes a valid and legally binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

         2. The execution, delivery and performance by the Borrower of each of the Purchase Agreement dated May 22, 2000 for the sale of $200,000,000 8.68% Senior Notes due 2010 among the Borrower, Chase Securities, Inc. and Credit Suisse First Boston Corporation (the "Purchase Agreement"), the Senior Indenture, the Exchange and Registration Rights Agreement dated as of May 30, 2000 substantially in the form attached as Annex A to the Purchase Agreement (the "Registration Rights Agreement"), the Securities and the Credit Agreement (collectively, the "Senior Debt Documents"), the borrowings under the Credit Agreement and compliance by the Borrower with the terms thereof and the consummation of the transactions contemplated by the Senior Debt Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default in any material respect under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Borrower or Iroquois Pipeline Operating Company (the "Operator") pursuant to any material contract listed on Schedule A hereto, nor will such actions result in any violation of the provisions of the constituent documents of the Borrower or the Operator or any statute or any judgment, order, decree, rule or regulation known to such counsel of any court or arbitrator or governmental agency or body having jurisdiction over the Borrower or the Operator or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Borrower of each of the Senior Debt Documents, the borrowings under the Credit Agreement and compliance by the Borrower with the terms thereof and the consummation of the transactions contemplated by the Senior Debt Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement;

         3. Except as disclosed in the Offering Memorandum, to the knowledge of such counsel, there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which the Borrower or the Operator is a party or of which any property or assets of the Borrower or the Operator is the subject which (A) singularly or in the aggregate, if determined adversely to the Borrower or the Operator, would reasonably be expected to have a Material Adverse Effect or (B) questions the validity or enforceability of any of the Senior Debt Documents or any action taken or to be taken pursuant thereto; and to the best of the knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

         4. Neither the Borrower nor the Operator is (A) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, without taking account of any exemption under the Investment Company Act arising out of the number of holders of the Borrower's securities or (B) a "holding company " or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Borrower and public officials which are furnished to the Administrative Agent.

                                                                  EXHIBIT D-2 TO
                                                                CREDIT AGREEMENT
                                                                ----------------

               Form of Opinion of General Counsel for the Borrower

         General Counsel to the Borrower shall have furnished to the Administrative Agent his/her written opinion addressed to the Administrative Agent and the Lenders and dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, substantially to the effect set forth below:

         1. The Borrower (i) has been duly formed and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation, and (ii) is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole;

         2. Iroquois Pipeline Operating Company (the "Operator") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification;

         3. Each of the Borrower and the Operator has all power and authority necessary to own or hold its respective properties and to conduct the respective businesses in which they are engaged (except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect);

         4. The Borrower has an authorized capitalization as set forth in the Offering Memorandum, and all of the Borrower interests in the Borrower have been duly and validly authorized and issued and are fully paid and non-assessable; and the partners' equity of the Borrower conforms in all material respects to the description thereof contained in the Offering Memorandum;

         5. The Borrower has full right, power and authority to execute and deliver each of the Purchase Agreement dated May 22, 2000 for the sale of $200,000,000 8.68% Senior Notes due 2010 among the Borrower, Chase Securities, Inc. and Credit Suisse First Boston Corporation (the "Purchase Agreement"), the Senior Indenture, the Exchange and Registration Rights Agreement dated as of May 30, 2000 substantially in the form attached as Annex A to the Purchase Agreement (the "Registration Rights Agreement"), the Securities and the Credit Agreement (collectively, the "Senior Debt Documents") and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Senior Debt Documents and the consummation of the transactions contemplated thereby have been duly and validly taken;

         6. Each of the Purchase Agreement, the Senior Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Borrower;

         7. The Securities have been duly authorized and issued by the Borrower; and

         8. The Credit Agreement has been duly authorized, executed and delivered by the Borrower.

                                                                    EXHIBIT E TO
                                                                CREDIT AGREEMENT
                                                                ----------------


                            FORM OF EXTENSION REQUEST


                                                                        [DATE]

The Chase Manhattan Bank, as
  Administrative Agent


         Re: Credit Agreement dated as of May 30, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement) among Iroquois Gas Transmission System, L.P., the Lenders parties thereto, The Chase Manhattan Bank, as Administrative Agent, Bank of Montreal, as Syndication Agent and Fleet National Bank, as Documentation Agent

                       The undersigned, Iroquois Gas Transmission System, L.P., refers to the Credit Agreement , the terms defined therein are being used herein as therein defined, and hereby requests, pursuant to Section 2.22 of the Credit Agreement, that the Revolving Credit Termination Date be extended from [__________________] [the current Revolving Credit Termination Date], to [____________________] [a date 364 days after the current Revolving Credit Termination Date].


                                              Very truly yours,

                                              IROQUOIS GAS TRANSMISSION
                                                   SYSTEMS, L.P.

                                              By:  IROQUOIS PIPELINE OPERATING
                                                       COMPANY, its Agent


                                              By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------


                                              By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------

                                                                    EXHIBIT F TO
                                                                CREDIT AGREEMENT
                                                                ----------------


                           FORM OF CONTINUATION NOTICE


                                                                        [DATE]


Iroquois Gas Transmission Systems, L.P.
One Corporate Drive, Suite 606
Shelton, Connecticut 06484
Attention:  The President

The Chase Manhattan Bank, as
  Administrative Agent
270 Park Avenue
New York, New York 10017

            Re: Credit Agreement dated as of May 30, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement) among Iroquois Gas Transmission System, L.P., the Lenders parties thereto, The Chase Manhattan Bank, as Administrative Agent, Bank of Montreal, as Syndication Agent and Fleet National Bank, as Documentation Agent

           The undersigned, [LENDER], refers to the Credit Agreement, the terms defined therein are being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.22 of the Credit Agreement, of its intention to continue its Revolving Credit Loan Commitment, as specified herein:

           (1) The current Revolving Credit Termination Date is, _________,
         ___________________.

           (2) The date of the extension is, ________, ______ [a date 364 days after the applicable Revolving Credit Termination Date].

           (3) The Revolving Credit Loan Commitment of the Lender is $_______.

                                    [LENDER]


                                                     By:
                                                        -----------------------
                                                        Name:
                                                             ------------------
                                                        Title:
                                                              -----------------